UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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ePlus inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EPLUS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on Tuesday, September 13, 2011

To the Shareholders of ePlus inc.:

The Annual Meeting of Shareholders of ePlus inc., a Delaware corporation, will be held on September 13, 2011, at the Hyatt Regency, 1800 Presidents Street, Reston, Virginia, 20190 at 8:00 a.m. local time for the purposes stated below:

1.	To elect the directors named in the attached proxy statement, each to serve an annual term, and until their successors have been duly elected and qualified;

2.	To approve performance goals within our Executive Incentive Plan;

3.	To hold an advisory vote on the compensation of our named executive officers;

4.	To hold an advisory vote on whether an advisory vote on named executive officer compensation should occur once every one, two, or three years;

5.	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending March 31, 2012; and

6.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

You are entitled to vote all shares of common stock registered in your name at the close of business on July 18, 2011. If your shares are held in the name of your broker or bank and you wish to attend the meeting in person, you should request your broker or bank to issue you a proxy covering your shares.

Whether or not you plan to attend the meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope as soon as possible so that your shares may be represented at the meeting. Shareholders of record also have the option of voting their shares via the Internet or by using a toll-free telephone number. Instructions on how to vote either via the Internet or by telephone are included on the proxy card.

A list of shareholders entitled to vote at the 2011 annual meeting will be open to examination by any shareholder, for any purpose germane to the meeting, for ten days prior to the meeting, at ePlus inc.’s principal executive office, 13595 Dulles Technology Drive, Herndon, Virginia 20171.

By Order of the Board of Directors

/s/ Erica S. Stoecker
July 29, 2011	Erica S. Stoecker
Corporate Secretary

YOUR VOTE IS IMPORTANT

UNDER RECENT RULE CHANGES, BROKERS ARE NOT PERMITTED TO VOTE ON THE ELECTION OF DIRECTORS OR ON CERTAIN OTHER PROPOSALS WITHOUT INSTRUCTIONS FROM THE BENEFICIAL OWNER. THEREFORE, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER OR BANK, IT IS IMPORTANT THAT YOU VOTE. WE ENCOURAGE YOU TO VOTE PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 13, 2011:

The Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders and the Annual Report for the fiscal year ended March 31, 2011, are available at www.eplus.com/proxy.htm.

ePlus inc.	www.eplus.com

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of ePlus inc. (sometimes referred to as “we”, “us”, “our”, “the Company” and “ePlus”), a Delaware corporation, is soliciting your proxy to vote at the 2011 Annual Meeting of Shareholders and at any adjournment or postponement thereof.  The annual meeting will be held on September 13, 2011, at 8:00 a.m. at the Hyatt Regency, 1800 Presidents Street, Reston, Virginia, 20190.  You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement.  However, you do not need to attend the annual meeting to vote your shares.  Instead, you may complete, sign and return the proxy card or vote by Internet or telephone.

Who is entitled to vote?

Only shareholders of record at the close of business on July 18, 2011, or “record date,” will be entitled to vote at the annual meeting.  On this record date, there were 8,549,096 shares of common stock outstanding and entitled to vote.  Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

What is the difference between holding shares as a registered shareholder and as a beneficial holder?

Shareholders of Record. If on the record date your shares were registered directly in your name with our transfer agent, Computershare, then you are a shareholder of record and a full set of the proxy materials were sent directly to you by the Company.  As a shareholder of record, you may vote in person at the annual meeting, by Internet, by phone or by proxy using the proxy card.  Internet and telephone voting information is provided on the proxy card.  A control number, located on the proxy card, is designated to verify a shareholder’s identity and allow the shareholder to vote the shares and confirm that the voting instructions have been recorded properly.  Whether or not you plan to attend the annual meeting, we urge you to vote in advance of the annual meeting.

Beneficial Owner of Shares Held in Street Name. If on the record date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name.”  The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting.  As a beneficial owner you have the right to direct your broker or other agent on how to vote the shares in your account. If your shares of ePlus stock are held in street name with a brokerage firm, you may vote by completing, signing and returning the voting instruction form provided by your broker.  You may also be able to vote by telephone or via the Internet if your broker makes these methods available.  Please see the voting instruction form provided by your broker. You are also invited to attend the annual meeting.  However, since you are not the shareholder of record you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

On what am I voting?

There are five matters scheduled for a vote:

•	Election of the eight directors named in this proxy statement to serve for an annual term (Proposal No. 1);
•	Approval of performance goals within the Executive Incentive Plan (Proposal No. 2);
•	An advisory vote on our executive compensation (Proposal No. 3);
•	An advisory vote on the frequency of holding future advisory votes on our executive compensation (Proposal No. 4); and
•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2012 (Proposal No. 5).

We are not aware of any other matters to be presented at the annual meeting except for those described in this proxy statement. However, if any other matters not described in this proxy statement are properly presented at the meeting, the persons named as proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your shares may be voted by the persons named as proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board (Proposal No. 1);
•	“FOR” approval of the performance goals within the Executive Incentive Plan (Proposal No. 2);
•	“FOR” the proposal regarding an advisory vote on executive compensation (Proposal No. 3);
•	“EVERY YEAR” for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation (Proposal No. 4); and
•	“FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2012 (Proposal No. 5).

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are a shareholder of record, you may revoke your proxy in any one of three ways:

•
You may submit another properly completed proxy card with a later date, vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted).

•	You may send a written notice that you are revoking your proxy to the Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia, 20171.
•	You may attend the annual meeting and vote in person. Attending the annual meeting will not, by itself, revoke your proxy.

Please note that to be effective, your new proxy card or written notice of revocation must be received by the Corporate Secretary prior to the annual meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker or other agent.  You may also vote in person at the annual meeting if you obtain a legally valid proxy from your broker or other agent as described above.

How are proxies voted?

All shares represented by valid proxies received prior to the annual meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors by the persons named as proxies and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012, (Proposal No. 5) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 5.

The election of directors (Proposal No. 1), the approval of performance goals within the Executive Incentive Plan (Proposal No. 2), the advisory vote on executive compensation (Proposal No. 3), and the advisory vote on the frequency of the advisory vote on executive compensation (Proposal No. 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals No. 1, No. 2, No. 3, and No. 4.

What are the voting requirements for each proposal?

For Proposal No. 1, the eight nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Votes withheld shall have no legal effect.

Approval of Proposals No. 2 and No. 5 requires the affirmative vote of holders of a majority of shares entitled to vote and present in person at the meeting or by proxy.

The favorable vote of holders of a majority of the shares entitled to vote and present in person or by proxy at the meeting will be required for the approval, on an advisory basis, of Proposals No. 3 and No. 4. As advisory votes, these proposals are not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders and will consider the outcome of the vote when making future compensation decisions, and the Board will consider the outcome of the vote when determining the frequency of holding the advisory vote on executive compensation.

How are broker non-votes and abstentions treated?

A broker non-vote is considered present for purposes of determining whether a quorum exists, but is not considered a “vote cast” or “entitled to vote” with respect to such matter.  A share voted “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Therefore, an abstention will not have any effect on the election of directors. Because each of the other proposals requires the affirmative vote of the holders of a majority of the shares present and entitled to vote on each such proposal in order to pass, an abstention will have the effect of a vote against each of the other proposals.

What is a quorum?

A quorum of shareholders is necessary to hold a valid annual meeting.  A quorum will be present if at least a majority of the outstanding shares entitled to vote at the annual meeting are represented by proxy or by shareholders present in person at the annual meeting.  On the record date, there were 8,549,096 shares outstanding and entitled to vote.  Thus, at least 4,274,549 shares must be represented by proxy or by shareholders present and entitled to vote at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank), vote via Internet or by telephone, or if you vote in person at the annual meeting.  We will count abstentions and broker non-votes for purposes of determining a quorum.  If there is no quorum, the chairman of the annual meeting or holders of a majority of the votes present at the annual meeting may adjourn the annual meeting to another time or date.

Who pays for the cost of this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the proxy materials to beneficial owners.

How do I submit a proposal for the Annual Meeting of Shareholders in 2012?

To be considered for inclusion in the Company’s proxy statement and form of proxy for next year’s annual meeting, your shareholder proposal must be submitted in writing by March 31, 2012, to the Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia  20171.  Proposals must be received by that date and satisfy the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, or Exchange Act, to be included in the proxy statement and on the proxy card that will be used for solicitation of proxies by the Board for the 2012 Annual Meeting.

In accordance with our Bylaws, if you wish to submit a proposal for consideration at next year’s annual meeting that is not to be included in next year’s proxy materials, or wish to nominate a candidate for election to the Board of Directors at next year’s annual meeting, your proposal or nomination must be submitted in writing and received by the Corporate Secretary not less than 60 days before the date of the first anniversary of this 2011 annual meeting if the 2012 annual meeting is held within 30 days of the anniversary of this 2011 annual meeting, otherwise, within seven days after the first public announcement of the date of the 2012 annual meeting.

A submission by an ePlus shareholder must contain the specific information required in ePlus’ Bylaws.  If you would like a copy of ePlus’ current Bylaws, please write to the Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia  20171.  ePlus’ current Bylaws may also be found on the Company’s website at www.eplus.com/bylaws.htm.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.

Can I find additional information on the Company’s website?

Yes.  Although the information contained on, or accessible through, our website is not part of this proxy statement, you will find information about ePlus and our corporate governance practices at www.eplus.com/about_us.htm.  Our website contains information about our Board, Board Committees and their charters, a copy of our Bylaws, and our Standard of Conduct and Ethics, Certificate of Incorporation and corporate governance guidelines.  Shareholders may obtain, without charge, hard copies of the above documents by writing to:  Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia  20171.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 13595 Dulles Technology Drive, Herndon, Virginia 20171. The Company’s main telephone number is (703) 984-8400.

CORPORATE GOVERNANCE

Role of the Board of Directors

Our Board plays an active role in overseeing management and representing the interests of shareholders. Directors are expected to attend Board meetings and the meetings of committees on which they serve. Directors are also frequently in communication with management between formal meetings. During the fiscal year ended March 31, 2011, the Board met a total of eight times. All directors attended at least 75% of the total Board and committee meetings to which they were assigned in the fiscal year ended March 31, 2011.  The Company does not have a policy about directors’ attendance at the annual meeting of shareholders.  Six members of the Board attended the last meeting of our shareholders.

Board Leadership Structure

Pursuant to our Corporate Governance Guidelines and Policies, which were most recently reviewed and revised in February 2011, the Company’s current practice is to combine the Chief Executive Officer and Chairman roles.  The Board has determined that combining these positions serves the best interests of the Company and its shareholders at this time.  The Board believes that its Lead Independent Director best balances the need for effective and independent oversight of management with the need for strong, unified leadership.  Board oversight is enhanced by the fact that all of the Board’s key committees – Audit, Compensation, and Nominating and Corporate Governance, are comprised entirely of independent directors.  The Board, as part of its regular review of the effectiveness of the Company’s governance structure, reviews at least annually whether combining the roles of CEO and Chairman continue to serve the best interests of the Company and its shareholders.  Mr. C. Thomas Faulders III currently serves as our Lead Independent Director.

The Nominating and Corporate Governance Committee annually reviews and assesses the continuing effectiveness of the role of Lead Independent Director.  As provided in our Corporate Governance Guidelines and Policies, the Lead Independent Director’s responsibilities include:

•	Serving as a liaison between the CEO and independent directors;
•	Presiding at regular executive sessions of independent directors, or at Board meetings when the Chairman is ill, absent, or otherwise unable to carry out the duties of Chairman;
•	Convene additional executive sessions of independent directors as needed, either at his own initiative or at the request of other independent directors;
•	In conjunction with the CEO, or committee chair as appropriate, determine board and committee agendas and the type of information that should be provided to the directors;
•	Discuss with the CEO the amount of time to be allotted for meeting agenda items;
•	Meet with ePlus shareholders, as appropriate; and
•	Review, in conjunction with the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee, factors that may affect a director’s independence.

The Board’s Role in Risk Oversight

The Board oversees the Company’s enterprise risk management process.  Management reviews the process with the full Board on a periodic basis, including identification of key risks and steps taken to monitor or mitigate them.  Although the full Board is responsible for this oversight function, the Audit, Compensation and Nominating and Corporate Governance Committees assist the Board in discharging its oversight duties.  Accordingly, while each of the three committees contributes to the risk management oversight function by assisting the Board in the manner outlined below, the Board itself remains responsible for the oversight of the Company’s risk management program.

The Audit Committee discusses with management and the independent auditor, as appropriate, (i) risks related to its duties and responsibilities as described in its charter, (ii) management’s policies and processes for risk assessment and risk management and (iii) in the period between the Board’s risk oversight reviews, management’s evaluation of the Company’s major risks and the steps management has taken or proposes to take to monitor and mitigate such risks.  The Company’s Compensation Committee reviews risks related to the subject matters enumerated in its charter, including the Company’s compensation programs and plans and incentive compensation and equity plans.  The Nominating and Corporate Governance Committee considers risk related to the subject matters for which it is responsible, primarily corporate governance matters.

Standard of Conduct and Ethics

We are committed to ethical behavior in all that we do.  Our Standard of Conduct and Ethics applies to all of our directors, officers and employees. It sets forth our policies and expectations on a number of topics, including our commitment to promoting a fair workplace, avoiding conflicts of interest, compliance with laws (including insider trading laws), appropriate relations with government officials and employees, and compliance with accounting principles.

We also maintain a toll-free hotline through which concerns may be raised regarding accounting or financial reporting matters. The hotline is available to all employees, 7 days a week, 24 hours a day, in English and in Spanish. Employees using the hotline may choose to remain anonymous. All hotline inquiries are forwarded to a member of our Audit Committee.

Our Standard of Conduct and Ethics is posted on our website at www.eplus.com/ethics.htm. Printed copies of the Standard of Conduct and Ethics may be obtained by shareholders, without charge, by contacting Corporate Secretary, ePlus inc., 13595 Dulles Technology Drive, Herndon, Virginia 20171. We intend to make any required disclosures regarding any amendments of our Standard of Conduct and Ethics or waivers granted to any of our directors or executive officers on our website at www.eplus.com.

Identifying and Evaluating Nominees for Directors

Each year, the Nominating and Corporate Governance Committee recommends to the Board the slate of directors to serve as nominees for election by the shareholders at the annual meeting.  Incumbent directors standing for reelection are evaluated by the Nominating and Corporate Governance Committee in accordance with the Committee’s charter, which includes reviewing the incumbent’s capability, availability to serve, independence and other relevant factors.  The process for identifying and evaluating candidates to be nominated to the Board starts with an evaluation of a candidate by the Chairman of the Committee, followed by the Committee in its entirety. Director candidates may also be identified by shareholders. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience, and capability on the Board of Directors. Furthermore, any member of the Board of Directors shall meet the following criteria:

•	unquestioned personal ethics and integrity;
•	possess specific skills and experience aligned with ePlus’ strategic direction and operating challenges;
•	bring to the Board diversity in skills and experience that complement the overall composition of the Board;
•	have a history of core business competencies of high achievement;
•	possess a demonstrated record of success, financial literacy and history of making good business decisions and exposure to best practices;
•	demonstrate interpersonal skills that maximize group dynamics;
•	be enthusiastic about ePlus; and
•	have sufficient time to become fully engaged.

Additionally, the Nominating and Corporate Governance Committee annually reviews the Board’s size, structure, composition and functioning, to ensure an appropriate blend and balance of diverse skills and experience. Diversity may encompass a candidate’s gender, race, national origin, educational and professional experiences, expertise and specialized or unique technical backgrounds and/or other tangible or intangible aspects of the candidate’s qualifications in relation to the qualifications of the then current board members and other potential candidates. The Nominating and Corporate Governance Committee does not have a formal policy specifying how diversity should be applied in identifying or evaluating director candidates, and diversity is but one of many factors the Nominating and Corporate Governance Committee may consider.

Shareholder Nominees

Shareholder proposals for nominations to the Board should be submitted to the Secretary of the Company as specified in the Company’s Bylaws.  The information requirements for any shareholder proposal or nomination can be found in Section 2.8 of our Bylaws, available at www.eplus.com/bylaws.htm.  Proposed shareholder nominees are communicated to the Nominating and Corporate Governance Committee and are considered in the selection process for nominees to be included among the director candidates to be recommended to the Board.

Communications with the Board of Directors

Persons interested in communicating with the directors regarding concerns or issues may address correspondence to a particular director, to the Board or to the independent directors generally, in care of ePlus inc. at 13595 Dulles Technology Drive, Herndon, Virginia 20171.  If no particular director is named, letters will be forwarded, as appropriate and depending on the subject matter, by the General Counsel to the Chair of the Audit Committee, the Chair of the Compensation Committee, or the Chair of the Nominating and Corporate Governance Committee.  The General Counsel reviews such communications for spam (such as junk mail or solicitations) or misdirected communications.

Director Independence

Our Board has reviewed the relationships concerning independence of each director on the basis of the definition of “independent” contained in the Nasdaq Marketplace Rules and our Corporate Governance Guidelines and Policies, a copy of which is available on our website at www.eplus.com/corporate-governance-guidelines.htm.  Guideline No. 11 of our Corporate Governance Guidelines and Policies provides that the Board of Directors has determined that the following relationships will not be considered material relationships that would impair a director's independence:

Business Relationships

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The Company does business with a Director’s business affiliate or the business affiliate of an immediate family member of a Director for goods or services, or other contractual arrangements, in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons and the annual revenues or purchases from such business affiliate are less than the greater of $200,000 and 1% of such person’s consolidated gross revenues;

•
A company (of which a Director or an immediate family member is an officer) does business with the Company and the annual sales to, or purchases from, the Company during such other company’s preceding fiscal year are less than the greater of $200,000 and 1% of the gross annual revenues of such other company;

•
A law firm of which a Director or an immediate family member is a partner or of counsel performs legal services for the Company, the Director or the immediate family member does not personally perform any legal services for the Company, and the annual payments to such law firm are less than the greater of $200,000 and 1% of such law firm’s consolidated gross revenues;

•
An investment bank or consulting firm of which a Director or an immediate family member is a partner or of counsel performs investment banking or consulting services for the Company, the Director or the immediate family member does not personally perform any investment banking or consulting services for the Company and the annual payments to such investment bank or consulting firm are less than the greater of $200,000 and 1% of such investment bank’s or consulting firm’s consolidated gross revenues; and

•	The Director serves on a regularly constituted advisory board of the Company, for which such Director receives standard fees of no more than $50,000 per annum.

Relationships with Not-for-Profit Entities

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A foundation, university or other not-for-profit organization of which a Director or immediate family member is an officer, director or trustee receives from the Company contributions in an amount which does not exceed the greater of $100,000 and 1% of the not-for-profit organization’s aggregate revenues during the entity’s preceding fiscal year. (The Company’s automatic matching of employee charitable contributions are not included in the Company’s contributions for this purpose.)

In accordance with that review, our Board has made a subjective determination as to each independent director that no relationships exist that, in our Board’s opinion, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by management with regard to each director’s business and personal activities as they may relate to our business and our management.

The Board has determined that Messrs. O’Donnell, Cooper, Herman, Faulders, Hovde and Callies are independent under the Nasdaq Marketplace Rules and in accordance with the Corporate Governance Guidelines and Policies. The Board has also determined that the members of each committee of the Board are independent under the listing standards of the Nasdaq Marketplace Rules.  In determining the independence of the directors, the Board considered the relationships described under “Related Person Transactions,” which it determined were immaterial to the individual’s independence.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of the four independent directors listed below. No member of the Compensation Committee is a current, or during fiscal 2011 was a former, officer or employee of the Company or any of its subsidiaries. During fiscal 2011, except for Mr. Hovde, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. In fiscal 2011, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee.

COMMITTEES OF THE BOARD OF DIRECTORS

Committees

In accordance with our bylaws, the Board of Directors has three standing committees: Audit, Compensation, and Nominating and Corporate Governance. On December 8, 2010, the Board of Directors approved and adopted amended charters for each of our three committees. The charter for each of our committees can be found at www.eplus.com/committeecharters.htm.

The following table provides a summary of the membership of each of the committees of the Board of Directors as of March 31, 2011.

Name	Audit	Compensation	Nominating and Corporate Governance
Milton E. Cooper, Jr.		Chair	Member
C. Thomas Faulders III	Member	Member
Lawrence S. Herman	Member	Member	Chair
Eric D. Hovde		Member (1)	Member
Terrence O'Donnell	Chair		Member
John E. Callies (2)	Member		Member

(1)	Effective June 15, 2011, Mr. Hovde resigned from the Compensation Committee.
(2)	Effective June 15, 2011, Mr. Callies resigned from the Nominating and Corporate Governance Committee and joined the Compensation Committee.

The Audit Committee

The Audit Committee of the Board of Directors assists the Board in its oversight of the Company’s corporate accounting and financial reporting process; the Company’s process to manage business and financial risk; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of the Company’s internal audit function and independent auditor. The Audit Committee is governed by a Board-approved charter stating its responsibilities. The Committee’s responsibilities include:

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to appoint, compensate, retain and oversee the work of the independent auditor engaged for the purpose of preparing or issuing an audit report and performing other audit, review or attest services for the Company.

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to discuss the annual audited financial statements with management and the Company’s independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•
to discuss the Company’s unaudited financial statements and related footnotes and the “Management Discussion and Analysis” portion of the Company’s Form 10-Q for each interim quarter with management and the registered public accounting firm, as appropriate.

•	to provide oversight of the Company’s internal audit function.

•
to discuss the earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies with management and the registered public accounting firm, as appropriate.

For additional information regarding the Audit Committee’s duties and responsibilities, please refer to the Audit Committee’s charter, which is available on our website.

The Board has determined that each of the members of the Audit Committee is independent within the meaning of the listing standards of Nasdaq Marketplace Rules and applicable SEC regulations. The Board has determined that Mr. Faulders is an audit committee financial expert within the meaning of SEC regulations. The Audit Committee met ten times during the fiscal year ended March 31, 2011.

As required under the Sarbanes-Oxley Act of 2002, the Audit Committee has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Compensation Committee

The Compensation Committee of the Board of Directors oversees and advises the Board on the adoption of policies that govern the Company’s compensation and benefit programs. The Board has determined that each of the members of the Compensation Committee is an independent director within the meaning of the Nasdaq Marketplace Rules, a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Compensation Committee is additionally governed by a Board-approved charter.  During the fiscal year ended March 31, 2011, the Compensation Committee met seven times.

The Compensation Committee reviews the effectiveness of the Company’s executive compensation programs, including reviewing and approving goals and objectives for the Company’s executives. The Compensation Committee is responsible for evaluating and setting the compensation for our Chief Executive Officer, Phillip G. Norton. Mr. Norton is responsible for evaluating and recommending to the Compensation Committee the amount of compensation of our other executive officers. The Compensation Committee reviews such recommendations from Mr. Norton and has the authority to approve or revise such recommendations.  The Compensation Committee also administers the Company’s equity benefit plans.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee to perform certain of its duties on its behalf including, to the extent permitted by applicable law, the delegation to a subcommittee of at least two directors the authority to grant equity awards and approve performance-based compensation.  The Compensation Committee’s authority to grant equity awards may not be delegated to the Company’s management. The functions of the Committee are further described in its charter, which can be found on our website.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance. The Nominating and Corporate Governance Committee is governed by a Board-approved charter stating its responsibilities, as well as Corporate Governance Guidelines and Policies that were adopted and are regularly reviewed by the Board of Directors. The Committee assists the Board by selecting and recommending board nominees and making recommendations concerning the composition of Board committees. The Committee also reviews and recommends to the Board the compensation of non-employee directors. The Nominating and Corporate Governance Committee met nine times during the fiscal year ended March 31, 2011. The Board has determined that each of the members of the Committee is an independent director within the meaning of the Nasdaq Marketplace Rules. The functions of the Committee are further described in its charter, which can be found on our website.

DIRECTORS’ COMPENSATION

The following table sets forth the compensation for the members of the Board of Directors of ePlus for the fiscal year ended March 31, 2011. Mr. Norton, the Company’s Chairman of the Board, President and Chief Executive Officer, and Mr. Bowen, the Company’s Executive Vice President, do not receive any additional compensation for their service as a director. Mr. Norton’s and Mr. Bowen’s compensation is reported under “Executive Compensation” herein and accordingly is not included in the following table.

The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation.  For the fiscal year ended March 31, 2011, each non-employee director received an annual cash retainer of $45,000, paid in quarterly installments, or, alternatively, at the director’s election, a director may elect to receive his cash compensation in restricted stock. In addition, each non-employee director will receive an annual grant of restricted stock having a fair market value on the date of grant (determined without regard to the restrictions applicable thereto) equal to the aggregate dollar amount of cash compensation earned by a non-employee director during the Company’s fiscal year ended immediately prior to the annual grant date.  Mr. Callies, who joined our Board during the fiscal year, received compensation in cash and stock, pro-rated in accordance with his time on the board.  All awards of restricted stock vest ratably over two years.  Upon joining the Board, a new non-employee director will receive a pro-rata share of restricted stock awarded to the other non-employee directors, based on the number of days the new non-employee director will serve before the next regularly scheduled annual grant date (i.e., September 25th). These awards will also vest ratably over two years.

All directors are also reimbursed for their out-of-pocket expenses incurred to attend Board or Committee meetings.

2011 Fiscal Year Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation	Nonqualifieid Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
C. Thomas Faulders, III	45,000		37,497	-	-	-	-	82,497
Terrence O'Donnell	45,000		37,497	-	-	-	-	82,497
Milton E. Cooper, Jr.	45,000		37,497	-	-	-	-	82,497
Lawrence S. Herman	45,000		37,497	-	-	-	-	82,497
Eric D. Hovde	45,000		37,497	-	-	-	-	82,497
John E. Callies	31,061	(4)	44,725	-	-	-	-	75,786
Irving Beimler	3,750	(5)	-	-	-	-	-	3,750

(1)
One of our directors, Mr. Hovde, made a stock fee election for calendar year 2010 to receive shares of restricted stock in lieu of cash pursuant to the 2008 Non-Employee Long-Term Incentive Plan.  Thus, he received 635, 650, and 534 shares of restricted stock in lieu of cash compensation for the first, second and third quarters, respectively, of the fiscal year ended March 31, 2011.  Two of our directors, Mr. Hovde and Mr. O’Donnell, made a stock fee election for calendar year 2011, which resulted in Messrs. Hovde and O’Donnell’s receiving 415 shares of restricted stock in lieu of cash compensation in the last quarter of the fiscal year ended March 31, 2011.

(2)
The values in this column represent the aggregate grant date fair values of the fiscal year 2011 restricted stock awards. The grant date fair value is based on a grant date of September 27, 2010, and a grant price determined by the closing price of the shares on such date.  Mr. Callies’ award also includes an initial grant on July 23, 2010, and the grant price is determined by the closing price of the shares on that date.

(3)	As of March 31, 2011, the aggregate number of restricted stock shares and stock options outstanding for each director was as follows:

Name	Number of Restricted Stock Shares	Number of Stock Options
C. Thomas Faulders, III	2,887	53,300
Terrence O'Donnell	4,099	50,000
Milton E. Cooper, Jr.	4,099	30,000
Lawrence S. Herman	2,887	40,000
Eric D. Hovde	6,393	-
John E. Callies	2,155	-

(4)	Mr. Callies joined the Board effective July 23, 2010.
(5)	Mr. Beimler resigned from the Board effective April 29, 2010.

SECURITY OWNERSHIP BY MANAGEMENT

The following table shows the shares of ePlus common stock beneficially owned by each named executive officer, director and nominee, and all directors and executive officers as a group as of June 30, 2011.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares Outstanding
Phillip G. Norton (3)	2,311,707	26.89%
Bruce M. Bowen (4)	510,327	5.94%
C. Thomas Faulders (5)	60,444	*
Terrence O'Donnell (6)	63,286	*
Milton E. Cooper (7)	42,871	*
Lawrence S. Herman (8)	47,233	*
John E. Callies (9)	2,155	*
Eric D. Hovde (10)	1,168,550	13.59%
Elaine D. Marion (11)	49,482	*
Mark P. Marron (12)	44,521	*
Steven J. Mencarini (13)	9,124	*
All directors and executive officers as a group (11 persons)	4,309,700	50.14%

*	Less than 1%

(1)	The business address of Ms. Marion and Messrs. Norton, Bowen, Marron, Faulders, O’Donnell, Cooper, Herman, Hovde, Callies and Mencarini is 13595 Dulles Technology Drive, Herndon, Virginia, 20171-3413.
(2)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of June 30, 2011 upon exercise of options or warrants.  Each beneficial owner’s percentage ownership is determined by assuming that options or warrants that are held by such person (but not by any other person) and that are exercisable within 60 days of June 30, 2011 have been exercised.

(3)
Includes 2,040,000 shares of common stock held by J.A.P. Investment Group, L.P., a Virginia limited partnership, of which A.J.P. Inc., a Virginia corporation, is the sole general partner, and Patricia A. Norton, Phillip G. Norton, Jr., Andrew L. Norton, and Jeremiah O. Norton are the limited partners.  Patricia A. Norton, spouse of Phillip G. Norton, is the sole shareholder of A.J.P., Inc.  Also includes 271,707 shares of common stock that Mr. Norton holds individually, of which 86,667 shares are restricted stock that have not vested as of June 30, 2011, however, Mr. Norton has the right to vote such shares of restricted stock prior to vesting.

(4)
Includes 323,660 shares of common stock held by Mr. Bowen jointly with his spouse, and 160,000 shares of common stock held by Bowen Holdings LLC, a Virginia limited liability company, which is owned by Mr. Bowen and his three children, for which Mr. Bowen serves as manager.  Also includes 26,667 shares of restricted stock that have not vested as of June 30, 2011; however, Mr. Bowen has the right to vote such shares of restricted stock prior to vesting.

(5)
Includes 50,000 shares of common stock that Mr. Faulders has the right to acquire by exercise of stock options.  Also includes 2,887 shares of restricted stock that have not vested as of June 30, 2011; however, Mr. Faulders has the right to vote such shares of restricted stock prior to vesting.

(6)
Includes 50,000 shares of common stock that Mr. O’Donnell has the right to acquire by exercise of stock options.  Also includes 4,140 shares of restricted stock that have not vested as of June 30, 2011; however, Mr. O’Donnell has the right to vote such shares of restricted stock prior to vesting.

(7)
Includes 30,000 shares of common stock that Mr. Cooper has the right to acquire by exercise of stock options.  Also includes 3,725 shares of restricted stock that have not vested as of June 30, 2011; however, Mr. Cooper has the right to vote such shares of restricted stock prior to vesting.

(8)
Includes 40,000 shares of common stock that Mr. Herman has the right to acquire by exercise of stock options.  Also includes 2,887 shares of restricted stock that have not vested as of June 30, 2011; however, Mr. Herman has the right to vote such shares of restricted stock prior to vesting.

(9)	Includes 2,155 shares of restricted stock that have not vested as of June 30, 2011, however, Mr. Callies has the right to vote such shares of restricted stock prior to vesting.
(10)
Of the 1,168,550 shares of common stock beneficially owned by Mr. Hovde, he owns 223,498 shares directly, which includes 6,117 shares of restricted stock that have not vested as of June 30, 2011, however, Mr. Hovde has the right to vote such shares of restricted stock prior to vesting.  Mr. Hovde is the Managing Member (“MM”) of Hovde Capital Limited IV LLC, the general partner to Financial Institution Partners IV, L.P., which owns 53,898 shares; Mr. Hovde is the MM of Hovde Capital, Ltd., the general partner to Financial Institution Partners III, L.P., which owns 211,958 shares; Mr. Hovde is the MM of Hovde Capital I, LLC, the general partner to Financial Institution Partners Master Fund LP, which owns 649,016 shares; Mr. Hovde is the trustee to the Hovde Private Equity Advisors LLC 401(k) Profit Sharing Plan and Trust, which owns 1,149 shares; Mr. Hovde is the trustee to the Hovde Capital Advisors LLC 401(k) Profit Sharing Plan and Trust, which owns 7,766 shares; and Mr. Hovde is the trustee to The Eric D. and Steven D. Hovde Foundation, which owns 21,265 shares.

(11)
Includes 125 shares held by Ms. Marion's spouse and 100 shares held in an Individual Retirement Account.  Also includes 45,000 shares of restricted stock that have not vested as of June 30, 2011, however, Ms. Marion has the right to vote such shares of restricted stock prior to vesting.

(12)	Includes 40,001 shares of restricted stock that have not vested as of June 30, 2011; however, Mr. Marron has the right to vote such shares of restricted stock prior to vesting.
(13)	Includes 8,084 shares of restricted stock that have not vested as of June 30, 2011, however, Mr. Mencarini has the right to vote such shares of restricted stock prior to vesting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSON TRANSACTIONS AND INDEMNIFICATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based  solely upon a review of such reports  furnished  to ePlus pursuant to Rule 16a-3 under the  Exchange Act,  ePlus  believes  that all such forms  required to be filed  pursuant to Section  16(a) of the Exchange Act were timely filed, as necessary, by the officers,  directors, and security holders required to file such forms, with the exception of a restricted stock grant made to Mr. Marron on June 17, 2010, which was filed on July 8, 2010.

Related Person Transactions

During the year ended March 31, 2011, we leased approximately 55,880 square feet for use as our principal headquarters.  Through September 21, 2010, the headquarters building was owned by Norton Building 1, LLC, a limited liability company owned in part by Mr. Norton’s spouse and in part in trust for his children. We entered into amendments to the office lease agreement (the “amended lease”) on June 18, 2009, and June 22, 2010.  The term of the amended lease began on January 1, 2010, and will continue through December 31, 2014. In addition, we have the right to terminate the lease, with no penalty fee, on December 31, 2012, in the event that the facility no longer meets our needs, by giving six months’ prior written notice.  To the extent required by our Related Person Transactions Policy, the amendments to the lease were approved by the Nominating and Corporate Governance Committee in accordance with such Policy, and subsequently approved by our Board of Directors, with Mr. Norton abstaining.

On September 21, 2010, Norton Building 1, LLC sold the building to an unrelated third party. Rent paid subsequent to the sale was paid to that third party. The sale does not impact any aspect of our lease. However, in connection with the sale of the building, the buyer deposited $600,000 of the purchase price into an escrow account, which will be payable to Norton Building 1, LLC in the event we do not exercise our right to terminate the lease on December 31, 2012.

The annual base rent, which includes an expenses factor, is $20.84 per square foot for the first year, with an annual rent escalation for operating cost increases, if any, plus 2.75% of the annual base rent, net of the expenses factor, for each year thereafter. We paid Norton Building 1, LLC a monthly payment of approximately $96 thousand, which included operating expenses.  We made no payments to Norton Building 1, LLC for rent after the sale of the building on September 21, 2010.  We paid rent, which includes operating expenses, to Norton Building 1, LLC, in the amount of $482 thousand during the year ended March 31, 2011.

Two of Mr. Norton’s sons are employed at subsidiaries of the Company. The first, a Director of Finance at ePlus Government, inc., earned $241 thousand during the fiscal year ended March 31, 2011. His cash compensation is comprised of a base salary, commissions, and a bonus. He also received a grant of 2,500 restricted shares, which will vest annually in equal one-thirds, beginning on the first anniversary of the grant.  The second, a Senior Account Executive at ePlus Government, inc., earned $195 thousand during the fiscal year ended March 31, 2011, in base salary and commissions.  Mr. Norton’s brother is a Senior Account Executive at ePlus Group, inc.  He earned $135 thousand in the fiscal year ended March 31, 2011, primarily in commissions. The Senior Account Executives’ compensation, like that of their peers’, is based primarily on the calculation of commissions for sales completed, in accordance with our commission plan.

Mr. O’Donnell, Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee, has a son-in-law serving as Senior Account Executive at ePlus Group, inc. who earned $535 thousand in base salary and commissions in the fiscal year ended March 31, 2011. His compensation, like that of his peers’, is based primarily on the calculation of commissions for sales completed, in accordance with our commission plan.

Mr. Hovde, member of the Nominating and Corporate Governance Committee, is the President, Chief Executive Officer and owner of approximately 90% of the outstanding shares of common stock of Sunwest Bancorp, Inc., the parent company of Sunwest Bank (“Sunwest”).   During the fiscal year ended March 31, 2011, ePlus sold technology equipment and/or services to Sunwest in the amount of $650 thousand.  Management believes that the sales were made on terms no less favorable than could be obtained from unrelated parties in an arms’ length transaction.   The transactions were ratified in accordance with our Related Person Transaction Policy, with Mr. Hovde abstaining.

The Company has a written Related Person Transaction Policy, which establishes processes, procedures and standards regarding the review, approval and ratification of transactions between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds $120 thousand. All related person transactions are prohibited unless approved or ratified by the Nominating and Corporate Governance Committee, or, in certain circumstances, the Chair of the Nominating and Corporate Governance Committee.  To the extent required by our Related Person Transactions Policy, all of the above matters were approved by the Nominating and Corporate Governance Committee in accordance with such Policy.

Indemnification

We have entered into indemnification agreements with each of our directors and executive officers, and we expect to enter into similar indemnification agreements with persons who become directors or executive officers in the future. The indemnification agreements provide that ePlus will indemnify the director or officer against any expenses or liabilities incurred in connection with any proceeding in which the director or officer may be involved as a party or otherwise, by reason of the fact that the director or officer is or was a director or officer of ePlus or by any reason of any action taken by or omitted to be taken by the director or officer while acting as an officer or director of ePlus.

However, ePlus is only obligated to provide indemnification under the indemnification agreements if:

•
the director or officer was acting in good faith in a manner the director or officer reasonably believed to be in the best interests of ePlus, and, with respect to any criminal action, the director or officer had no reasonable cause to believe the director’s or officer’s conduct was unlawful;

•	the claim was not made to recover profits by the director or officer in violation of Section 16(b) of the Exchange Act or any successor statute;
•	the claim was not initiated by the director or officer;
•	the claim was not covered by applicable insurance; or
•
the claim was not for an act or omission of a director of ePlus from which a director may not be relieved of liability under Section 102(b)(7) of the Delaware General Corporation Law. Each director and officer has undertaken to repay ePlus for any costs or expenses paid by ePlus if it is ultimately determined that the director or officer is not entitled to indemnification under the indemnification agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows information regarding each person known to be a “beneficial owner” of more than 5% of our outstanding shares of common stock as of June 30, 2011.  For purposes of this table, beneficial ownership of securities generally means the power to vote or dispose of securities, regardless of any economic interest in the securities.  All information shown is based on information reported on Schedule 13G/A filed with the SEC on the dates indicated in the footnote to this table.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding

Dimensional Fund Advisors LP (1) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	663,865	7.72%

(1)
The information as to Dimensional Fund Advisors LP (“Dimensional”) is derived from a Schedule 13G/A filed with the SEC on February 11, 2011.  Dimensional, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts.  These investment companies, trusts, and accounts are referred to as the “Funds.” In its role as investment adviser or manager, Dimensional possesses investment and/or voting power over our securities that are owned by the Funds, and may be deemed to be the beneficial owner of our securities held by the Funds.  However, Dimensional disclaims beneficial ownership of all securities reported in its Schedule 13G/A.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each person who was an executive officer of ePlus on June 30, 2011.  There are no family relationships between any director or executive officer and any other director or executive officer of ePlus.  Additional information relating to Messrs. Norton and Bowen, who are both directors and executives of the Company, may be found in the section entitled “Proposal 1 – Election of Directors.”

Name	Age	Position

Phillip G. Norton	67	Chief Executive Officer

Bruce M. Bowen	59	Executive Vice President

Elaine D. Marion	43	Chief Financial Officer

Mark P. Marron	50	Chief Operating Officer

Steven J. Mencarini	55	Senior Vice President of Business Operations

The business experience during the past five years of each non-director executive officer of ePlus is described below.

Elaine D. Marion joined us in 1998.  Ms. Marion became our Chief Financial Officer on September 1, 2008.  Since 2004, Ms. Marion served as our Vice President of Accounting.  Prior to that, she was the Controller of ePlus Technology, inc., a subsidiary of ePlus, from 1998 to 2004. Ms. Marion is a graduate of George Mason University, where she earned a Bachelor’s of Science degree with a concentration in Accounting.

Mark P. Marron joined our subsidiary ePlus Technology, inc. in 2005 as Senior Vice President of Sales.  On April 22, 2010 he was appointed as Chief Operating Officer of ePlus inc. and President of ePlus Technology, inc. Prior to joining us, from 2001 – 2005, Mr. Marron was with NetIQ, where he held the position of senior vice president of worldwide sales. Prior to joining NetIQ, Mr. Marron served as general manager of worldwide channel sales for Computer Associates International Inc. Mr. Marron has a Bachelor’s of Science degree in Computer Science from Montclair State University.

Steven J. Mencarini joined us in June 1997.  On September 1, 2008, he became our Senior Vice President of Business Operations.  Prior to that, he served as our Chief Financial Officer.  Prior to joining us, Mr. Mencarini was Controller of the Technology Management Group of CSC. Mr. Mencarini joined CSC in 1991 as Director of Finance and was promoted to Controller in 1996. Mr. Mencarini is a graduate of the University of Maryland and received a Masters of Taxation from American University in 1985.

Each of our executive officers is chosen by the Board and holds his or her office until his or her successor shall have been duly chosen and qualified or until his or her death or until he or she resigns or is removed by the Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis, as it appears below, be included in the Company’s proxy for the fiscal year ended March 31, 2011. This report is provided by the following independent directors, who served on the Committee during the fiscal year and through June 30, 2011:

Milton E. Cooper, Jr. (Chairman)
C. Thomas Faulders III
Lawrence S. Herman

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section explains the Company’s executive compensation program as it relates to the following “named executive officers” whose compensation information is presented in the tables under “Executive Compensation” following this discussion:

Phillip G. Norton	Chairman, President and Chief Executive Officer
Bruce M. Bowen	Executive Vice President
Elaine D. Marion	Chief Financial Officer
Mark P. Marron	Chief Operating Officer
Steven J. Mencarini	Senior Vice President

Executive Summary

The Compensation Committee oversees the executive compensation program and determines the compensation for the Company’s executive officers.  The Company believes the compensation program for the named executive officers contributed to the Company’s strong financial performance in fiscal year 2011.  In fiscal year 2011, the Company’s total revenues grew to $863.0 million, representing an increase of $186.2 million or 27.5% over the prior year. Net earnings grew to $23.7 million in 2011, an increase of $11.0 million or 86.2% over the prior year. Further, the Company’s share price for the five-year period ended March 31, 2011, increased by 87%.

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long-term interests.  Our executive compensation program evolves and is adjusted over time to support ePlus’ business goals and promote both short- and long-term profitable growth of the Company. Cash compensation consists primarily of base salary and payments under our annual executive incentive plan that are based on company financial performance and individual performance. Equity-based compensation is used to align compensation with the long-term interests of ePlus’ shareholders by focusing our executive officers on increasing shareholder value.

The compensation for our named executive officers consists of three elements— base salaries, annual performance-based cash bonuses, and long-term equity awards in the form of restricted stock—that are designed to reward performance in a straightforward manner. The annual bonus program provides incentives for executives to help achieve the Company’s annual financial goals. Restricted stock awards provide incentives for executives to remain employed by the Company and to create and maintain long-term value for shareholders, since the shares vest over a multi-year period.  These components of the program are directly linked to the principle that executive compensation should be based on performance.

The Company’s executive compensation program is also intended to promote and retain stability within the executive team. All restricted stock awards made to the named executive officers to date vest over a three-year vesting period. Each named executive officer has been an employee of the Company for at least 10 years, other than Mr. Marron who joined the Company in 2005. The Company expects each named executive officer to contribute to the Company’s overall success as a member of the executive team rather than focus solely on specific objectives within the officer’s area of responsibility.

The Company believes its executive compensation program is simple in design and serves the Company and its shareholders well.

Objectives of Our Compensation Program

The Compensation Committee and ePlus’ management believe that compensation is an important tool that should help recruit, retain and motivate the employees that the Company will depend on for current and future success.  The primary objectives of the Compensation Committee are to design and administer a compensation program for our named executive officers to:

•	attract, retain, and reward highly qualified and experienced executives;
•	align compensation with our business objectives and performance;
•	provide incentives for the creation of long-term shareholder value; and
•	reward individual performance.

Executive Compensation Decision-Making Process

Role of Compensation Committee and Chief Executive Officer

The Compensation Committee generally establishes the components of our compensation program and may evaluate the components from time to time.  The Compensation Committee is responsible for evaluating and setting the compensation for our Chief Executive Officer, Phillip G. Norton.  Mr. Norton does not participate in the Compensation Committee’s deliberations or decisions with regard to his compensation.  Each year, the Compensation Committee conducts an evaluation of each named executive officer to determine if changes in the officer’s compensation are appropriate based on the considerations described below.  Mr. Norton is responsible for evaluating and recommending to the Compensation Committee the amount of compensation of our other named executive officers, Bruce M. Bowen, Elaine D. Marion, Mark P. Marron, and Steven J. Mencarini.  The Compensation Committee reviews such recommendations from Mr. Norton and has the authority to approve or revise such recommendations.  The Compensation Committee gives considerable weight to Mr. Norton’s evaluation of the other named executive officers because of his direct knowledge of each executive officer’s performance and contributions.  The decisions of the Compensation Committee regarding the amount of compensation to be paid to Messrs. Norton, Bowen, Marron, and Mencarini, and Ms. Marion do not require review or approval by our Board of Directors.  See “Components of Compensation and 2011 Compensation Determinations” for an analysis of how compensation is determined.

The Role of the Compensation Consultant

In September 2009, the Company established its current compensation program.  At that time, the Compensation Committee retained the services of Towers Perrin (now Towers Watson), an independent compensation advisory firm, to perform a review of our executive compensation program.  Towers Watson does not provide any other services to the Company and works with the Company’s management only on matters for which the Compensation Committee is responsible.  Towers Watson did not provide any services to the Company during the 2011 fiscal year. The September 2009 review included a competitive review of our executive total compensation for our named executive officers, including:  base salary, annual incentive, total cash compensation (base salary plus annual incentives), long-term incentives, and total direct compensation (total cash compensation plus long-term incentives). Towers Perrin provided general observations on the Company’s compensation programs, but did not determine or recommend the amount or form of compensation for the named executive officers.

The Role of Peer Companies and Benchmarking

With the assistance of Towers Perrin in September 2009, the Compensation Committee identified a group of peer companies to use for comparison purposes for fiscal year 2010. In selecting a peer group, Towers Perrin examined publicly-filed proxy statements of selected peer companies, where available.  The peer group included similar size companies, with revenues ranging from 0.5 to 2.5 times our revenues, with an emphasis on hardware/software and IT solutions provider companies, and also valued recent long-term incentive grants, based on publicly-filed Form 4s.  Towers Perrin also conducted a survey analysis, in which it matched our executive positions to survey positions with similar job duties and responsibilities.  The size of the peer group varied for each position, from a low of three companies (for the Senior Vice President of Business Operations) to a high of fourteen (for the Chief Financial Officer).  The following is the complete list of peer companies for fiscal year 2010, which was not modified for fiscal year 2011:

Agilysis Inc.
Ariba Inc.
Black Box Corp.
CIBER Inc.
Epicor Software Corp.
GTSI Corp.
ManTech International Corp.

MAXIMUS Inc.
ModusLink Global Solutions Inc.
PC Connection Inc.
PC Mall Inc.
Sapient Corp.
Softchoice Corporation
SRA International Inc.
Stanley Inc.

The Compensation Committee reviews compensation practices at peer companies as part of its decision-making process so it can set total compensation levels that it believes are reasonably competitive. The Compensation Committee, however, does not set compensation components to meet specific benchmarks, such as targeting salaries “above the median” or equity compensation at a particular percentile. Furthermore, the Compensation Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by the named executive officers.

The Role of Shareholder Say-on-Pay Votes

Proposals No. 3 and 4 below provide for shareholder votes on the Company’s executive compensation program in fiscal year 2011 and on the frequency with which this vote should be conducted in future years. Although the shareholder vote is non-binding, the Compensation Committee will consider the outcome of the vote when making future compensation decisions for named executive officers.

Components of Compensation and 2011 Compensation Determinations

Our named executive officer compensation program is based upon:

•	base salary;
•	annual performance cash bonuses paid pursuant to our Cash Incentive Plan (also known as our “Executive Incentive Plan”); and
•	long-term equity-based awards under the shareholder-approved 2008 Employee Long-Term Incentive Plan, or “Employee LTIP.”

The named executive officers are also eligible to participate in the Company’s health and welfare programs, 401(k) plan, and other broad-based programs on the same basis as other employees.  Also, Messrs. Bowen and Mencarini are each compensated through a Supplemental Benefit Plan, or Supplemental Plan.  These plans, which began in 2005, were approved by the Board for all the then executive officers other than Mr. Norton.  The Supplemental Plans terminate August 11, 2014.  The Board and Compensation Committee do not currently employ these plans as part of the executive compensation program.

Cash Compensation

Base salaries and cash bonuses comprise the named executive officers’ cash compensation.  The Committee targets base salaries and cash bonuses for our named executive officers at competitive levels, i.e., generally near the median for executives in positions with similar responsibilities within the compensation peer group, while also taking into consideration the long-term compensation provided by our equity grants to our named executive officers.  Base salaries represent a fixed (non-variable) cash payment and cash bonuses are short-term performance-based cash payments.  The cash bonuses are based on the Company’s overall financial performance, and on each executive’s individual objectives, which are set by the Committee in the beginning of each fiscal year.  The cash bonus is capped at one-half of the respective executive’s base salary.

Base Salaries.  As described above, the Compensation Committee retained the services of Towers Perrin in September 2009 to perform a review of our executive compensation program.  The Compensation Committee then established the base salaries of all the then executive officers, which included Messrs. Norton, Bowen and Mencarini and Ms. Marion.  The base salaries of the named executive officers were established in their respective employment agreements, which were effective as of September 30, 2009 for all our executive officers except for Mr. Marron, whose employment agreement became effective upon his promotion to Chief Operating Officer on April 22, 2010.

Generally, the Committee sets base salary near the median for our peer group, based on information provided by Towers Perrin, while also acknowledging that individual base salaries may vary based on factors such as individual responsibilities, complexity of position versus that of the market benchmark(s), performance, experience, future potential, and other, non-cash compensation received by each individual executive.

Mr. Norton’s annual base salary was established in his September 30, 2009 employment agreement at $500,000. Because Mr. Norton’s base salary was significantly below the median, as calculated by our compensation consultant based on peer data, his employment agreement provided that the Committee would review his base salary on an annual basis, no later than on October 1, 2010.  Mr. Norton’s base salary was amended effective October 1, 2010, to increase his annual base salary to $560,000, in light of a combination of his then current salary’s being significantly below the median, and the Company’s successful performance during the challenging economic environment.

Mr. Bowen’s base annual salary is $330,000, Ms. Marion’s is $325,000, Mr. Marron’s is $450,000 and Mr. Mencarini’s is $275,000.  None of those executives have received an increase in base salary during the fiscal year 2011 except for Mr. Marron due to his promotion on April 22, 2010.

Performance Cash Bonuses.  On April 30, 2009, the Board of Directors of the Company adopted the ePlus inc. Cash Incentive Plan effective April 1, 2009.  The Cash Incentive Plan was continued for the fiscal year 2011 and each of the named executive officers were participants.

The Cash Incentive Plan is administered by the Compensation Committee, which has full authority to determine the participants in the Cash Incentive Plan, the terms and amounts of each participant’s minimum, target and maximum awards, and the period during which the performance is to be measured.  As noted above, the cash incentive available under the Cash Incentive Plan is capped at one-half the executive’s base salary.  Therefore, the total mix of cash compensation, assuming the target incentive is achieved, is two-thirds base salary and one-third cash incentive.

The award amount paid is a percentage of base salary based on the level of attainment of financial performance and individual performance objectives as set forth in each participant’s award agreement. The 2011 performance weights and target amounts for each participant were as follows:

	Financial Performance		Individual Performance

Named Executive Officer	Percentage of Total Bonus	Target Amount ($)	Percentage of Total Bonus	Target Amount ($)
Phillip G. Norton	66.6%	186,667	33.3%	93,333
Bruce M. Bowen	66.6%	110,000	33.3%	55,000
Elaine D. Marion	50.0%	81,250	50.0%	81,250
Mark P. Marron	66.6%	150,000	33.3%	75,000
Steven J. Mencarini	66.6%	91,667	33.3%	45,833

The Company’s financial performance was based on the Company’s earnings before taxes for the 2011 fiscal year as stated in the Company’s Form 10-K for such year. The plan provides that such earnings are to be adjusted to exclude the incentive compensation accrued by the Company under the Cash Incentive Plan and any income, gain or loss attributable to the business operations of any entity acquired by the Company during the 2011 fiscal year.  The Cash Incentive Plan also requires the exclusion of all items of income, gain or loss determined by the Board to be extraordinary or unusual in nature and not incurred or realized in the ordinary course of business.  The Company’s financial performance set forth in each executive’s plan was exceeded as shown below for fiscal year 2011.

	2011 (in thousands)

Performance Criteria	Target ($)	Actual ($)	Actual, as adjusted ($)(1)
Earnings Before Taxes	19,500	40,569	41,511

(1)
The actual earnings before taxes were adjusted to exclude the incentive compensation accrued by the Company of $942,500 under the Cash Incentive Plan.  Earnings before taxes were not adjusted for our acquisition of Interchange Technologies, Inc. as it was immaterial and did not impact the calculation of bonuses earned during the year.

The individual performance objectives varied by individual.  The categories of objectives generally include:  achieve an overall sales goal, establish a presence in certain geographic areas through a financially viable acquisition or through organic growth, increase services revenue by a target percentage, make certain key hires, oversee successful upgrade and/or specific modifications of certain software programs, and attend a minimum number of executive education courses.

At the conclusion of the fiscal year ended March 31, 2011, the Compensation Committee determined which of the various corporate, unit and individual performance objectives described under the Cash Incentive Plan were achieved. There were no waivers or modifications to any specified performance targets, goals or conditions with respect to the Cash Incentive Plan. The following table details the annual incentive cash payments for each named executive officer:

Named Executive Officer	2011 Annual Incentive Cash Payment ($)	2010 Annual Incentive Cash Payment ($)	% Change 2010 to 2011
Phillip G. Norton	280,000	250,000	12%
Bruce M. Bowen	165,000	165,000	0%
Elaine D. Marion	162,500	162,500	0%
Mark P. Marron	225,000	-	NM (1)
Steven J. Mencarini	137,500	137,500	0%

(1)	Mr. Marron began participating in the Cash Incentive Plan upon his appointment as our Chief Operating Officer in April 2010. He therefore received no incentive cash payment for our fiscal year 2010.

Long-Term Equity Compensation

The Compensation Committee believes long-term equity awards are the most effective way to attract and retain a talented executive team and align executives’ interests with those of shareholders.  Our long-term equity compensation is focused on rewarding multi-year financial performance, as well as long-term growth in shareholder value.  When determining the level of the grant, the Committee considers each named executive officer’s functional and enterprise management responsibilities, potential contributions to the Company’s profitability and growth, the value of prior long-term incentive grants and other non-cash compensation (such as, in the case of Messrs. Bowen and Mencarini, participation in any Supplemental Benefit Plans), and each executive’s total compensation, including cash compensation.  However, the Committee does not use a formula or assign a particular weight to any one factor in determining equity award grant levels.  Rather, the Committee’s determination of grant levels is subjective, and the Committee grants awards that it believes in its judgment are reasonably competitive.

The Company believes that restricted stock helps to create incentives for performance and further align the interests of executives with those of shareholders because a restricted stock’s value increases or decreases in conjunction with the Company’s stock price.  In addition, the Company believes granting awards with long vesting periods creates a substantial retention incentive and encourages the named executive officers to focus on the Company’s long-term business objectives and stock performance.  The Company had issued no equity compensation for several years prior to fiscal year 2010.  Beginning in fiscal year 2010, the Company began making restricted stock awards to named executive officers, has made such grants annually since then, and may continue to do so.  To date, all restricted shares granted to executive officers or other employees vest over a three-year period.

Consistent with the philosophy described above, the Compensation Committee awarded restricted stock in fiscal 2011 to each of the named executive officers. The awards, which will vest over a three-year period subject to each named executive officer’s continued service to the Company, consisted of 30,000 shares for Mr. Norton, 10,000 shares for Mr. Bowen, 15,000 shares for Ms. Marion, 20,000 shares for Mr. Marron and 2,500 shares for Mr. Mencarini.  Mr. Marron’s grant was made in June, and the remaining grants were issued in August.

Other Aspects of Our Executive Compensation Program

Benefits and Perquisites

Our named executive officers receive a variety of benefits, including the following benefits that are available to all full-time employees:

•	medical, dental, vision, prescription drug and mental health services (employee shares cost);
•	pre-tax health and dependent care flexible spending accounts;
•	group life insurance and accidental death and disbursement ("AD&D") insurance coverage and supplemental life and AD&D insurance coverage (employee shares cost);
•	life and AD&D coverage for spouses and dependents (employee shares cost);
•	long-term disability insurance coverage equal to 60% of base salary up to a maximum benefit of $120,000 per year (employee shares cost);
•	parental leave;
•	family and medical leave;
•	travel insurance;
•	401(k) match; and
•	workers’ compensation insurance.

Upon his appointment as our Chief Operating Officer, Mark Marron became entitled to relocation expenses in connection with his move to our Herndon, Virginia headquarters, from his home in New York.  In the event that Mr. Marron’s employment is terminated subsequent to a change in control prior to April 15, 2012, Mr. Marron will also be entitled to reimbursement for his return relocation to New York, using the same parameters in his initial relocation assistance plan.  Additionally, pursuant to his employment agreement, our Chief Executive Officer Mr. Norton is entitled to be reimbursed by us, not more often than annually, for his participation in an executive health assessment program.

Stock Ownership Guidelines and Return of Incentive Compensation by Named Executive Officers

We do not currently have stock ownership guidelines for our named executive officers or non-employee directors.  Our Cash Incentive Plan for fiscal years beginning April 1, 2011 provides that in the event an award was paid based on incorrect financial results, the Compensation Committee will review the payment.  If the amount of the payment would have been lower had the level of achievement of applicable financial performance goals been calculated based on the correct financial results, the Compensation Committee may, in its sole discretion, adjust (i.e., lower) the amount of such payment so that it reflects the amount that would have applied based on the correct financial results, and, to the extent permitted by applicable law, require the reimbursement by the participant of any amount paid to or received by the participant with respect to such award.  Additionally, the Cash Incentive Plan provides that cash payments under the plan are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder.

Deductibility of Named Executive Officer Compensation

Within our performance-based compensation program, we aim to compensate our named executive officers in a manner that is tax-effective for the Company. Under Section 162(m) of the Internal Revenue Code, annual compensation in excess of $1 million to each of a company’s CEO and four other most highly compensated executive officers that is not paid pursuant to a plan approved by shareholders and does not satisfy the performance-based exception of Section 162(m) is not deductible as a compensation expense for federal income tax purposes.

Because qualified performance-based compensation is not subject to the $1 million limit if certain requirements are met, we have sought to structure most at-risk elements of our executive compensation program so as to qualify those elements as performance-based compensation.  In connection with this endeavor, Proposal 2 herein asks shareholders to adopt performance goals within our Cash Incentive Plan, which will further increase our ability to qualify certain payments as performance-based compensation.  While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions as noted above and retains the flexibility to grant awards it determines to be consistent with the Company’s goal for its executive compensation program even if the award is not deductible by the Company for tax purposes.

In addition, our Employee LTIP was structured so that, in the discretion of the Compensation Committee, certain equity awards may be made to the named executive officers that are intended to constitute qualified performance-based compensation. Awards structured in such manner will not be subject to the $1 million deduction limitation.  However, not all awards under the Employee LTIP will qualify for the deductibility.

EXECUTIVE COMPENSATION

The following table includes compensation information concerning compensation paid to or earned by the named executive officers for each of the years they were so designated during fiscal years 2011, 2010 and 2009.

2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Phillip G. Norton –
Chairman of the	2011	530,000	-	540,300	-	280,000	-	1,700	(2)	1,352,000
Board, President	2010	454,167	85,000	635,200	-	250,000	-	1,500		1,425,867
and Chief	2009	400,000	-	-	-	168,660	-	1,500		570,160
Executive Officer

Bruce M. Bowen –	2011	330,000	-	180,100	-	165,000	-	45,895	(3)	720,995
Executive Vice	2010	330,000	-	158,800	-	165,000	-	82,424		736,224
President	2009	310,692	-	-	-	150,000	-	203,126		663,818

Elaine D. Marion – Chief Finanical Officer	2011	325,000	-	270,150	-	162,500	-	1,700	(2)	759,350

Mark Marron – Chief	2011	441,732	-	369,200	-	225,000	-	208,917	(4)	1,244,849
Operating Officer	2010	407,597	159,786	158,800	-	-	-	842		727,025

Steven J. Mencarini	2011	275,000	-	45,025	-	137,500	-	86,427	(5)	543,952
– Senior Vice	2010	275,000	-	79,400	-	137,500	-	81,607		573,507
President	2009	286,458	-	-	-	131,082	-	79,160		496,700

(1)	The values in this column represent the aggregate grant date fair values of restricted stock awards. The grant date fair value is based on the closing price of the shares on such date.
(2)	Includes $1,700 of our employer 401(k) matching contributions.
(3)
Includes $1,700 of our employer 401(k) matching contributions, and $44,195 which represents the increase in the cash benefit under the Supplemental Benefit Plan during our fiscal year ended March 31, 2011.

(4)
Includes $1,318 of our employer 401(k) matching contributions, and $207,599 relating to moving expenses paid by the Company in connection with Mr. Marron’s relocation to our Herndon, Virginia headquarters upon his appointment as Chief Operating Officer.

(5)
Includes $1,700 of our employer 401(k) matching contributions, and $84,727 which represents the increase in the cash benefit under the Supplemental Benefit Plan during our fiscal year ended March 31, 2011.

Fiscal Year 2011 Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)	Underlying Options (#)	Option Awards ($/Sh)	and Option Awards ($)
Phillip G. Norton	8/10/2010				30,000	-	-	540,300
		-	280,000	280,000
Bruce M. Bowen	8/10/2010				10,000	-	-	180,100
		-	165,000	165,000
Elaine D. Marion	8/10/2010				15,000	-	-	270,150
		-	162,500	162,500
Mark P. Marron	6/17/2010				20,000	-	-	369,200
		-	225,000	225,000
Steven J. Mencarini	8/10/2010				2,500	-	-	45,025
		-	137,500	137,500

Awards granted to the executive officers and reflected in the 2011 Grants of Plan-Based Awards table above vest equally over a three-year period.

Employment Agreements

On September 4, 2009, the Company entered into an employment agreement, or the “Norton Agreement,” with Phillip G. Norton, the Company’s Chairman, Chief Executive Officer and President.  The Agreement continues through and including September 30, 2011 (the “Norton Employment Term”).  Pursuant to the agreement, Mr. Norton received a base annual salary of $500,000, with an annual review of the salary, and he is a participant in our Cash Incentive Plan.  Effective October 1, 2010, Mr. Norton’s annual base salary was increased to $560,000.  If Mr. Norton’s employment is terminated due to death or Incapacity (as defined in the Employment Agreement), the Company will pay any bonus determined by the Compensation Committee in accordance with the  Cash Incentive Plan, and, in the case of Incapacity, an additional amount equal to 18 months of Mr. Norton’s base salary.

Under the terms of the Norton Agreement, the Company may terminate Mr. Norton’s employment at any time with or without Good Cause (as defined in the agreement).  If the Company terminates Mr. Norton’s employment without Good Cause or Mr. Norton terminates his employment for Good Reason (as defined in the employment agreement), then he shall be entitled to (a) payment in an amount equal to 18 months of his base salary, (b) the target bonus pursuant to his then current Cash Incentive Plan and (c) continued medical and dental insurance for himself and his dependents through COBRA for a period not longer than 18 months after termination.  If the Company and Mr. Norton have not entered into a new employment agreement or extended the Norton Employment Term, and within ten (10) days following the end of the Norton Employment Term, either the Company or Mr. Norton gives notice of an at-will termination, then he shall be entitled to (a) an amount equal to 18 months of his salary and (b) continued medical and dental insurance for himself and his dependents through COBRA for a period not longer than 18 months after termination.  In addition, if Mr. Norton's employment terminates for any reason, he will be entitled to have any term insurance policies that the Company then owns on his life assigned to him, provided he pays to the Company the amount of premiums previously paid by the Company for life insurance coverage subsequent to the date of assignment.

On September 30, 2009, the Company entered into an employment agreement, or the “Bowen Agreement,” with its Executive Vice President Bruce M. Bowen.   The Bowen Agreement was effective as of September 30, 2009 and continued through and including September 30, 2010, at which time it was extended through September 30, 2011 (the “Bowen Employment Term”).  If the Bowen Employment Term ends without the parties’ entering into a new employment agreement or extending the Bowen Employment Term, Mr. Bowen shall continue as an at-will employee.  The Bowen Agreement specifies an annual base salary of $330,000.  In addition, Mr. Bowen will be eligible for an annual bonus under the terms and conditions of the Cash Incentive Plan, and certain other benefits and reimbursement of business expenses.  If Mr. Bowen’s employment is terminated due to death or Incapacity (as defined in the Bowen Agreement), the Company will pay any bonus determined by the Compensation Committee in accordance with its Cash Incentive Plan, and, in the case of Incapacity, an additional amount equal to one year of Mr. Bowen’s base salary.  The Bowen Agreement provides that the Company may terminate Mr. Bowen’s employment at any time with or without Good Cause (as defined in the Bowen Agreement).  If the Company terminates Mr. Bowen’s employment without Good Cause or Mr. Bowen terminates his employment for Good Reason (as defined in the Bowen Agreement), then he shall be entitled to (a) payment in an amount equal to one year of his base salary, and (b) continued medical and dental insurance for himself and his dependents through COBRA for a period not longer than one year after termination, paid by the Company.  If the Company and Mr. Bowen have not entered into a new employment agreement or extended the Bowen Employment Term, and within ten (10) days following the end of the Bowen Employment Term, either the Company or Mr. Bowen gives notice of an at-will termination, then Mr. Bowen shall be entitled to (a) an amount equal to one year of  his base salary and (b) continued medical and dental insurance for himself and his dependents through COBRA for a period not longer than one year after termination, paid by the Company.

On September 30, 2009, the Company entered into an employment agreement, or the “Marion Agreement,” with its Chief Financial Officer Elaine D. Marion.   The Marion Agreement was effective as of September 30, 2009 and continued through and including September 30, 2010, at which time it was extended through September 30, 2011 (the “Marion Employment Term”).  If the Marion Employment Term ends without the parties’ entering into a new employment agreement or extending the Marion Employment Term, Ms. Marion shall continue as an at-will employee.  The Marion Agreement specifies an annual base salary of $325,000.  In addition, Ms. Marion will be eligible for an annual bonus under the terms and conditions of the Cash Incentive Plan, and certain other benefits and reimbursement of business expenses.  If Ms. Marion’s employment is terminated due to death or Incapacity (as defined in the Marion Agreement), the Company will pay any bonus determined by the Compensation Committee in accordance with its Cash Incentive Plan, and, in the case of Incapacity, an additional amount equal to one year of Ms. Marion’s base salary.  The Marion Agreement provides that the Company may terminate Ms. Marion’s employment at any time with or without Good Cause (as defined in the Marion Agreement).  If the Company terminates Ms. Marion’s employment without Good Cause or Ms. Marion terminates her employment for Good Reason (as defined in the Marion Agreement), then she shall be entitled to (a) payment in an amount equal to one year of her base salary, and (b) continued medical and dental insurance for herself and her dependents through COBRA for a period not longer than one year after termination, paid by the Company.  If the Company and Ms. Marion have not entered into a new employment agreement or extended the Marion Employment Term, and within ten (10) days following the end of the Marion Employment Term, either the Company or Ms. Marion gives notice of an at-will termination, then Ms. Marion shall be entitled to (a) an amount equal to one year of  her base salary and (b) continued medical and dental insurance for herself and her dependents through COBRA for a period not longer than one year after termination, paid by the Company.

On April 22, 2010, the Company entered into an employment agreement with its Chief Operating Officer, Mark Marron (the “Marron Agreement”). The Marron Agreement is effective as of April 22, 2010, and terminates on September 30, 2011 (the “Marron Employment Term”). If the Marron Employment Term ends without the parties’ entering into a new employment agreement or extending the Marron Employment Term, Mr. Marron shall continue as an at-will employee. The agreement specifies a base annual salary of $450,000.  In addition, Mr. Marron will be eligible for an annual bonus under the terms and conditions of the Cash Incentive Plan and certain other benefits such as reimbursement of business expenses.  If Mr. Marron’s employment is terminated due to death or Incapacity (as defined in the Marron Agreement), the Company will pay any bonus determined by the Compensation Committee in accordance with the Cash Incentive Plan, and, in the case of Incapacity, an additional amount equal to one year of his base salary.  Under the terms of the Marron Agreement, the Company may terminate Mr. Marron’s employment at any time with or without Good Cause (as defined in the Marron Agreement). If the Company terminates Mr. Marron’s employment without Good Cause or Mr. Marron terminates his employment for Good Reason (as defined in the Marron Agreement), then he shall be entitled to (a) payment in an amount equal to one year of his base salary, and (b) continued medical and dental insurance paid by the company for himself and his dependents through COBRA for a period not longer than one year after termination. If the Company and Mr. Marron have not entered into a new employment agreement or extended the Marron Employment Term, and within ten (10) days following the end of the Marron Employment Term, either the Company or Mr. Marron gives notice of an at-will termination, then he shall be entitled to (a) an amount equal to one year of his base salary and (b) continued medical and dental insurance paid by the Company for himself and his dependents through COBRA for a period not longer than one year after termination.  Additionally, upon Mr. Marron’s appointment as our Chief Operating Officer in April 2010, he received reimbursement of relocation expenses in connection with his relocation to our Herndon, Virginia headquarters.  His employment agreement provides that, in the event his employment is terminated subsequent to a change in control prior to April 15, 2012, the Company will pay for Mr. Marron’s return relocation, using the same parameters as in his initial relocation assistance plan.

On September 30, 2009, the Company also entered into an employment agreement, or the “Mencarini Agreement,” with its Senior Vice President of Business Operations, Steven Mencarini.   The Mencarini Agreement was effective as of September 30, 2009 and continued through and including September 30, 2010, at which time it was extended through September 30, 2011 (the “Mencarini Employment Term”).  If the Mencarini Employment Term ends without the parties’ entering into a new employment agreement or extending the Mencarini Employment Term, Mr. Mencarini shall continue as an at-will employee.  The Mencarini Agreement specifies an annual base salary of $275,000.  In addition, Mr. Mencarini will be eligible for an annual bonus under the terms and conditions of the Cash Incentive Plan, and certain other benefits and reimbursement of business expenses.  If Mr. Mencarini’s employment is terminated due to death or Incapacity (as defined in the Mencarini Agreement), the Company will pay any bonus determined by the Compensation Committee in accordance with its Cash Incentive Plan, and, in the case of Incapacity, an additional amount equal to one year of Mr. Mencarini base salary.  The Mencarini Agreement provides that the Company may terminate Mr. Mencarini’s employment at any time with or without Good Cause (as defined in the Mencarini Agreement).  If the Company terminates Mr. Mencarini’s employment without Good Cause or Mr. Mencarini terminates his employment for Good Reason (as defined in the Mencarini Agreement), then he shall be entitled to (a) payment in an amount equal to one year of his base salary, and (b) continued medical and dental insurance for himself and his dependents through COBRA for a period not longer than one year after termination, paid by the Company.  If the Company and Mr. Mencarini have not entered into a new employment agreement or extended the Mencarini Employment Term, and within ten (10) days following the end of the Mencarini Employment Term, either the Company or Mr. Mencarini gives notice of an at-will termination, then Mr. Mencarini shall be entitled to (a) an amount equal to one year of  his base salary and (b) continued medical and dental insurance for himself and his dependents through COBRA for a period not longer than one year after termination, paid by the Company.

Messrs. Norton, Bowen, Marron and Mencarini, and Ms. Marion, have each agreed to non-solicitation, non-compete and confidentiality provisions in their respective employment agreements.  As a condition of receiving any termination payment under his or her respective employment agreement, the executive is required to sign a release of claims against the Company and certify that he or she has complied with the confidentiality, intellectual property, non-compete, non-solicit, conflict of interest and return of property provisions in his or her agreement.

Incentive Plan Awards Paid to Named Executive Officers

On April 30, 2009, the Board of Directors of the Company adopted the ePlus inc. Cash Incentive Plan effective April 1, 2009.  Certain performance-based cash incentive compensation was earned by eligible executive employees under the Cash Incentive Plan.

The Cash Incentive Plan is administered by the Compensation Committee of the Board, which has full authority to determine the participants in the Cash Incentive Plan, the terms and amounts of each participant’s minimum, target and maximum awards, and the period during which the performance is to be measured.

At the conclusion of the fiscal year ended March 31, 2011, the Compensation Committee determined which of the various corporate, unit and individual performance objectives described under the Cash Incentive Plan were achieved.  A cash payment to each respective executive was based on the level of attainment of the applicable performance objectives.

The award amount paid is a percentage of base salary based on the level of attainment of the applicable performance goals as set forth in each participant’s award agreement.  The 2011 performance criteria and their relative weights for each participant were as follows. For all executives except for Ms. Marion, company financial performance, 66.6%; and individual performance, 33.3%.  For Ms. Marion, the performance criteria for company financial performance and individual performance were each weighted at 50%.  The Company’s financial performance was based on the Company’s earnings before taxes for the 2011 fiscal year as stated in the Company’s Form 10-K for such year. Such earnings were adjusted to exclude the incentive compensation accrued by the Company under the Cash Incentive Plan.  The Cash Incentive Plan also permits the exclusion of all items of income, gain or loss determined by the Board to be extraordinary or unusual in nature and not incurred or realized in the ordinary course of business, and any income, gain or loss attributable to the business operations of any entity acquired by the Company during the 2011 fiscal year.  The Company’s financial performance set forth in each executive’s plan was exceeded.  The cash incentive compensation was capped at 50% of each executive’s salary, therefore, although the Company’s financial performance was exceeded, no executive received more than the maximum cash incentive payment of 50% of his or her salary.  There were no waivers or modifications to any specified performance targets, goals or conditions with respect to the Cash Incentive Plan.

2008 Employee Long-Term Incentive Plan

At our September 2008 annual meeting of shareholders, our shareholders approved two new long-term incentive plans, the 2008 Non-Employee Director Long-Term Incentive Plan, or the “Director LTIP” and the 2008 Employee Long-Term Incentive Plan, or the “Employee LTIP.”  Under the Employee LTIP, 1,000,000 shares were authorized for grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock units, performance awards, or other share-based awards to ePlus employees.  The Employee LTIP is designed to encourage our employees to acquire a proprietary interest in the growth and performance of ePlus, thus enhancing the value of ePlus for the benefit of its shareholders, and to enhance our ability to attract and retain exceptionally qualified individuals.  The Employee LTIP is administered by the Compensation Committee.  Since the adoption of the Employee LTIP, we have issued grants of restricted stock to our executive officers, as well as other employees.

Outstanding Equity Awards At Fiscal Year-End 2011

The following table provides information concerning the outstanding equity-based awards as of March 31, 2011.  No named executive officer held any unexercised stock options as of March 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Phillip G. Norton	-	-	-	-	-	56,667	1,507,909
Bruce M. Bowen	-	-	-	-	-	16,667	443,509
Elaine D. Marion	-	-	-	-	-	25,000	665,250
Mark P. Marron	-	-	-	-	-	26,667	709,609
Steven J. Marcarini	-	-	-	-	-	5,834	155,243

(1)
Restricted stock vests over a three year period beginning on the grant date and ending on the first anniversary of the grant date for one-third of the restricted stock, on the second anniversary of the grant date for one-third of the restricted stock and on the third anniversary of the grant date for the remaining one-third of the restricted stock.

(2)	Based on the March 31, 2011, closing share price of $26.61 per share.

2011 Option Exercises and Stock Vested

The following table provides information regarding the exercise of stock options by the named executive officers during the 2011 fiscal year, and on the vesting during the 2011 fiscal year of other stock awards previously granted to the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Phillip G. Norton	-	-	13,333	331,992
Bruce M. Bowen	-	-	3,333	82,992
Elaine D. Marion	4,500	41,470	5,000	124,500
Mark P. Marron	40,000	187,879	3,333	82,992
Steven J. Mencarini	10,000	7,235	1,667	41,508

(1)
The value realized as shown represents the difference between the fair market value of the Company common stock on the date of exercise, based on the closing price as quoted on the NASDAQ Global Market, and the exercise price of the option.

(2)	Market value based upon the closing price of our common stock of $24.90 per share on the day of vesting, multiplied by the number of stock awards.

2011 Nonqualified Deferred Compensation

The following table shows the contributions to, the earnings of, and the distribution from, each named executive officer's account under the Company's nonqualified deferred compensation plan for fiscal year 2011.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Phillip G. Norton	-	-	-	-	-
Bruce M. Bowen	-	44,195	-	-	890,737
Elaine D. Marion	-	-	-	-	-
Mark P. Marron	-	-	-	-	-
Steven J. Mencarini	-	84,727	-	-	467,375

(1)	The amounts in this column are reported in "All Other Compensation" in the Summary Compensation Table.
(2)
The nonqualified deferred compensation is based upon a hypothetical permanent whole life insurance policy for each of the named executive officer participants.  The Company's contribution for fiscal 2011 represents the annual incremental increase in the cash surrender value of the hypothetical insurance policy for each of the named executive officer participants.

Supplemental Benefit Plans

On February 28, 2005, our Board approved the adoption of an ePlus inc. Supplemental Benefit Plan for Messrs. Bowen, Mencarini and the other then executive officers except for Mr. Norton. The plan was developed and designed to provide these executive officers with a long-term incentive plan outside of the Company’s normal incentive plans.

The plan is unfunded and nonqualified and is designed to provide Messrs. Bowen and Mencarini with a cash benefit that is payable only upon the earlier to occur of:

•	death
•	termination of employment; or
•	the expiration of the plan.

The plan terminates on August 11, 2014. Under the terms of the plan, the participant or his beneficiaries have only the right to receive a single lump-sum cash distribution upon the occurrence of one of the triggering events described above. Under the terms of the plan, the participant does not have a right to accelerate payments of the benefits payable under the plan. If the participant’s employment is terminated for cause (as defined in the plan) prior to the expiration of the plan, we will have no further obligation under the plan and the participant will not be entitled to any payments under the plan. In connection with the adoption of the plan, we have established a grantor trust to which we have transferred assets intended to be used for the benefit of the participant. Through the date of distribution of plan benefits, the assets of such trusts will remain subject to the claims of our creditors and the beneficiaries of the trusts shall have standing with respect to the trusts’ assets not greater than that of our general unsecured creditors. For the year ended March 31, 2011, there were no payments to the participants under the plan. The Compensation Committee takes the amounts accruing under this plan into consideration when setting other long-term compensation awards.

Estimated Payments Upon Termination or Change in Control

For a description of the termination provisions included in the named executive officers’ employment agreements, see the disclosure under “Employment Agreements” above.  The following tables show potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment, assuming a March 31, 2011 termination date and using the closing price of $26.61 per share of our common stock as of March 31, 2011, the last trading date of our fiscal year 2011.

Termination Without Cause Payment As Of March 31, 2011

Name	Salary ($)		Bonus ($)		Accrued and Unused Vacation ($)		Health and Benefits Continuation ($)		Accelerated Vesting of Restricted Stock	Supplemental Benefit Plan ($)		Total ($)
Phillip G. Norton	840,000	(1)	280,000	(3)	64,613	(4)	16,172	(5)	-	-		1,200,785
Bruce M. Bowen	330,000	(2)	-		21,183	(4)	15,066	(6)	-	890,737	(7)	1,256,986
Elaine D. Marion	325,000	(2)	-		31,250	(4)	1,302	(6)	-	-		357,552
Mark P. Marron	450,000	(2)	-		43,268	(4)	16,368	(6)	-	-		509,636
Steven J. Mencarini	275,000	(2)	-		26,442	(4)	16,368	(6)	-	467,375	(7)	785,185

(1)	Eighteen months of base annual salary.
(2)	One year annual base salary.
(3)	Target bonus in Mr. Norton's Executive Incentive Plan agreement.
(4)	Accrued vacation as of March 31, 2011.
(5)	Continuation of health benefits for eighteen months.
(6)	Continuation of health benefits for one year.
(7)	Payments under the Supplemental Benefit Plans. See "2011 Nonqualified Deferred Compensation - Supplemental Benefit Plans."

Termination Upon A Change In Control Payment As Of March 31, 2011

Name	Salary ($)		Bonus ($)		Accrued and Unused Vacation ($)		Health and Benefits Continuation ($)		Accelerated Vesting of Restricted Stock ($)		Supplemental Benefit Plan ($)		Reimbursement of Relocation Expense		Total ($)
Phillip G. Norton	840,000	(1)	280,000	(3)	64,613	(4)	16,172	(5)	1,507,909	(7)	-		-		2,708,694
Bruce M. Bowen	330,000	(2)	-		21,183	(4)	15,066	(6)	443,509	(7)	890,737	(8)	-		1,700,495
Elaine D. Marion	325,000	(2)	-		31,250	(4)	1,302	(6)	665,250	(7)	-		-		1,022,802
Mark P. Marron	450,000	(2)	-		43,268	(4)	16,368	(6)	709,609	(7)	-		207,599	(9)	1,426,844
Steven J. Mencarini	275,000	(2)	-		26,442	(4)	16,368	(6)	155,216	(7)	467,375	(8)	-		940,401

(1)	Eighteen months of base annual salary.
(2)	One year annual base salary.
(3)	Target bonus in Mr. Norton's Executive Incentive Plan agreement.
(4)	Accrued vacation as of March 31, 2011.
(5)	Continuation of health benefits for eighteen months.
(6)	Continuation of health benefits for one year.

(7)	Total number of unvested restricted shares multiplied by the closing price of our stock on the NASDAQ Global Market on March 31, 2011.
(8)	Payments under the Supplemental Benefit Plans. See "2011 Nonqualified Deferred Compensation - Supplemental Benefit Plans".
(9)
Upon Mr. Marron's appointment as Chief Operating Officer on April 22, 2010, he relocated to our Herndon, Virginia headquarters.  In the event Mr. Marron's employment is terminated subsequent to a change in control prior to April 15, 2012, the Company will pay for his return relocation, using the same parameters as in his initial relocation assistance plan.  The number herein assumes the cost is the same as the initial relocation costs.

Termination Upon Death Or Disability Payment As Of March 31, 2011

Name	Salary ($) (1)	Bonus ($) (2)	Accrued and Unused Vacation ($)	Accelerated Vesting of Restricted Stock ($) (3)	Supplemental Benefit Plan ($) (4)	Total ($)
Phillip G. Norton	840,000	280,000	64,613	-	-	1,184,613
Bruce M. Bowen	330,000	165,000	21,183	-	2,650,000	3,166,183
Elaine D. Marion	325,000	162,500	31,250	-	-	518,750
Mark P. Marron	450,000	225,000	43,268	-	-	718,268
Steven J. Mencarini	275,000	137,500	26,442	-	1,400,000	1,838,942

(1)	Reflects payment due in the event of incapacity. In the event of death, no additional salary payments are due.
(2)	The Compensation Committee has discretion to award a pro-rated amount of the target bonus, based upon the date of the executive's death or incapacity. The above reflects the maxium possible award.
(3)	Unvested restricted stock may be transferred to family members or trusts by will or by the laws of descent and distribution, however, the vesting is not accelerated.
(4)	Payments under the Supplemental Benefit Plans. See "2011 Nonqualified Deferred Compensation - Supplemental Benefit Plans".

Equity Compensation Plan Information

The following table provides information as of March 31, 2011, about our common stock that may be issued upon the exercise of options, warrants, and rights under our prior equity compensation plans. It also provides information regarding the number of securities available for future issuance under our current equity compensation plans, under which there are no outstanding options, warrants or rights.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outsdanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	228,900	$10.26	963,338	(1)
Equity compensation plans not approved by security holders
Total	228,900		963,338

(1)	This number includes 182,838 shares reserved for issuance under the 2008 Non-Employee Director Long-Term Incentive Plan and available for future restricted stock awards.

PROPOSALS

Proposal 1 - Election Of Directors

(Proposal # 1 on Proxy Card)

The Board of Directors presently has eight members.  The Board of Directors has nominated directors Norton, Bowen, O’Donnell, Cooper, Faulders, Herman, Hovde and Callies to be elected to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees for election is currently a director of the Company and was selected by the Board of Directors as a nominee in accordance with the recommendation of the Nominating and Corporate Governance Committee. Biographical information as of June 30, 2011 for each nominee is provided below.

Unless otherwise instructed or unless authority to vote is withheld, all signed proxies will be voted for the election of the Board’s nominees. Each of the nominees has agreed to be named in this proxy statement and to serve if elected, and we know of no reason why any of the nominees would not be able to serve. However, if any nominee is unable or declines to serve as a director, or if a vacancy occurs before the election (which events are not anticipated), the proxy holders will vote for the election of such other person or persons as are nominated by the Board.

Vote Required

The eight nominees receiving the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the meeting, will be elected as directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Recommendation of the Board

The Board of Directors unanimously recommends that you vote in favor of the election of Messrs. Norton, Bowen, O’Donnell, Cooper, Faulders, Herman, Hovde and Callies.

Phillip G. Norton, age 67, has served as Chairman of the Board of Directors, President and Chief Executive Officer of MLC Group, Inc., the Company’s subsidiary, since joining us in March, 1993, and Chairman of the Board of Directors, President and Chief Executive Officer of the Company since June, 1996.  Mr. Norton had extensive leasing experience prior to joining ePlus.  With over thirty years of senior management experience in the equipment leasing and equipment sales markets, Mr. Norton brings leadership, vision, and extensive business, operating, and financing experience to the Company.  He has tremendous knowledge of our markets, and since joining the Company in 1993, he has guided the expansion of our business lines and revenues.  Today, we are a provider of advanced technology solutions, leasing, and software with over $863 million in revenues, as compared to our initial businesses of equipment leasing and brokerage with revenues of $40 million when the Company went public in 1996.  As CEO, Mr. Norton has led several successful capital raising initiatives, including our IPO and secondary offerings and two private equity rounds; multiple accretive acquisitions in three different business lines; the hiring and retention of numerous highly qualified personnel; the successful litigation of multiple patent infringement lawsuits protecting our patent rights; and the development of strong industry relationships with key technology partners.

He was founder, Chairman of the Board of Directors, President and Chief Executive Officer of Systems Leasing Corporation, an equipment leasing and equipment brokerage company which he founded in 1978 and sold to PacifiCorp, Inc., a large Northwest utility, in 1986.  From 1986 to 1990, Mr. Norton served as President and CEO of PacifiCorp Capital, Inc., the leasing entity of PacifiCorp, Inc., which had over $650 million of leased assets.  From 1990 until 1993, Mr. Norton coached high school basketball and invested in real estate.  From 1970-1975, he worked in various sales and management roles for Memorex Corporation, a manufacturer of storage and communication equipment and from 1975-1978, he was Vice President of Federal Leasing Corporation, a provider of financing and logistics to federal, state, and local governments.  In June 2011 Mr. Norton began serving on the Board of Directors of The Northern Virginia Technology Council, the largest membership and trade association for the technology in the United States.  Mr. Norton is a 1966 graduate of the U.S. Naval Academy, with a BS in engineering, and served in the U.S. Navy from 1966-1970 as a Lieutenant in the Supply Corps.

Bruce M. Bowen, age 59, founded our company in 1990 and served as our President until September 1996. Since September 1996, Mr. Bowen has served as our Executive Vice President and from September 1996 to June 1997 also served as our Chief Financial Officer. Mr. Bowen has served on the Board since our founding. Mr. Bowen is a 1973 graduate of the University of Maryland with a B.S. in Finance and in 1978 received a Masters of Business Administration in Finance from the University of Maryland.

Mr. Bowen has been in the equipment leasing business since 1975. Prior to founding the Company he served as Senior Vice President of PacifiCorp Capital, Inc.  In the past, he has served as Chairman of the Association for Government Leasing and Finance as well as various committees of the Equipment Leasing and Finance Association, which gave him a broad understanding of issues affecting our industry. During his leasing career, Mr. Bowen has participated in equipment lease financing in excess of $2 billion, involving many major vendors as well as government contractors. Throughout his leasing career, he has been responsible for finance and funding, and sales and operations activities, providing the Board with a vast array of knowledge in a multitude of industry-specific areas.

Terrence O’Donnell, age 67, joined our Board in November 1996 upon the completion of our IPO. Mr. O’Donnell has been a partner with the law firm of Williams & Connelly LLP in Washington D.C., and the Executive Vice President, General Counsel and Chief Compliance Officer of Textron, Inc. for the past 11 years.  Since 2009 he has also severed as Corporate Secretary of Textron, Inc.  Mr. O’Donnell has practiced law since 1977, and from 1989 to 1992 served as General Counsel to the U.S. Department of Defense. Mr. O’Donnell served on the Board of Directors and the Compensation, Nominating and Audit Committees of IGI Laboratories, Inc., an NYSE-Amex Equities company from 1993 to 2009. Mr. O’Donnell is a 1966 graduate of the U.S. Air Force Academy and received a Juris Doctor from Georgetown University Law Center in 1971.

Mr. O’Donnell brings to the Board of Directors experience in a variety of capacities relevant to the business of the Company.  His present role at Textron Inc., a multi-industry company with global operations including a commercial finance subsidiary, as Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, provides valuable experience in business, finance, compliance,  leasing, government procurement,  environmental, health and safety, corporate and securities law, board and corporate governance, and internal controls, all of which  complement directly his service on the Board of ePlus. His public service as a White House staff member for 5 years, 1972-1977, and as General Counsel of the Department of Defense, 1989-1992, have provided a deep understanding of the federal government, a customer of the Company.  His service on the board and committees of another public company, IGI, Inc. for some 16 years, including his chairmanship of the IGI Audit Committee for over 12 years, provides insight and experience relevant to his service on the Board of ePlus and his role as Chairman of the Audit Committee.  His private practice experience at Williams & Connolly has also provided significant experience into regulatory matters, litigation, and securities and corporate law.

Milton E. Cooper, Jr., age 72, joined our Board in November 2003. Mr. Cooper served with Computer Sciences Corporation (“CSC”) from September 1984 until his retirement in May 2001, first as Vice President, Business Development and then (from January 1992) as President, Federal Sector. Under his leadership, CSC’s Federal Sector grew to more than 17,000 information technology professionals and accounted for approximately 25 percent of CSC’s fiscal year 2001 annual revenues of $10.5 billion. Prior to joining CSC, Mr. Cooper served in various marketing and general management positions at IBM Corporation, Telex Corporation and Raytheon Company.

Mr. Cooper has served on numerous committees and organizations including: Chairman, Armed Forces Communications and Electronics Association (AFCEA); Chairman, Secretary of the Army’s National Science Center Advisory Board; Member of the Board of Directors of the Information Technology Association of America (ITAA), the National Defense Industrial Association and the USO. He served on the Identix, Inc. Board from 2001 until its merger with Viisage in 2006. During that time, he was Chairman of the Board from 2004 – 2006. He also serves on the Board of Directors and on the Compensation Committee of L-1 Identity Solutions, Inc.  In 2002, he was recognized as the “20 Year Outstanding Industry Executive” by Government Computer News (a Washington Post Company). Mr. Cooper is a 1960 graduate of the United States Military Academy. He served as an artillery officer with the 82nd Airborne Division before leaving active duty in 1963.

Mr. Cooper’s senior executive role at CSC has provided him with expertise in federal government contracting in the technology area. His skills in this area bring a depth of experience to the Board that is directly applicable to a core business for the Company. In addition, Mr. Cooper’s senior-level experience with the federal government provides him with valuable insights into the perspective of a customer. Mr. Cooper dedicates substantial time to Board matters, serving as the Chairman of our Compensation Committee, and as a member of our Nominating and Corporate Governance Committee.

C. Thomas Faulders III, age 61, joined our Board in July 1998. Mr. Faulders has been the President and Chief Executive Officer of the University of Virginia Alumni Association since 2006. Prior to that, Mr. Faulders served as the Chairman and Chief Executive Officer of LCC International, Inc. from 1999 to 2005 and as Chairman of Telesciences, Inc., an information services company, from 1998 to 1999. From 1995 to 1998, Mr. Faulders was Executive Vice President, Treasurer, and Chief Financial Officer of BDM International, Inc., a prominent systems integration company. Mr. Faulders also served as the Vice President and Chief Financial Officer of COMSAT Corporation, an international satellite communication company, from 1992 to 1995.  Prior to this, Mr. Faulders served in a variety of executive roles at MCI, including Treasurer and Senior Vice President of Marketing.  Mr. Faulders is the Vice-Chair of the Board of Trustees of Randolph College in Lynchburg, Virginia. He has served on numerous boards in the past and has held roles as chairs of compensation, audit and governance committees.  He is a 1971 graduate of the University of Virginia and in 1981 received a Masters of Business Administration from the Wharton School of the University of Pennsylvania.

Mr. Faulders’ extensive executive and financial experience in the telecommunications and high tech sectors enables him to assist ePlus directly in the oversight of financial and SEC reporting matters, and the knowledge and experience to provide insight and guidance in the formulation of strategic planning.  He qualifies as an audit committee financial expert within the meaning of SEC regulations.

Lawrence S. Herman, age 67, joined our Board of Directors in March 2001. Until his retirement in July 2007, Mr. Herman was one of BearingPoint’s most senior Managing Directors with responsibility for managing the strategy and emerging markets in the company’s state and local government practice. During his 40 year career with BearingPoint and KPMG, Mr. Herman specialized in developing, evaluating, and implementing financial and management systems and strategies for state and local governments around the nation. In many assignments during his 40 plus year career with KPMG and BearingPoint, Mr. Herman was responsible for directing teams which evaluated, designed and implemented systems of internal controls covering procurement, accounting and human resources systems. He has directed accounting systems integration projects for private sector as well as state and local governments, and several statewide performance and budget reviews for California, North Carolina, South Carolina, Louisiana, Oklahoma, and others, resulting in strategic fiscal and technology plans. He is considered to be one of the nation’s foremost state budget, financial accounting and fiscal planning experts. Mr. Herman received his B.S. degree in Mathematics and Economics from Tufts University in 1965 and his Masters of Business Administration in 1967 from Harvard Business School.

Mr. Herman’s senior executive role as Managing Director at both KPMG and BearingPoint provided him with significant expertise in private sector and public sector government systems and technology issues. These roles provide the Board and the Company with significant expertise and experience in market segments core to the Company's business.  Mr. Herman dedicates substantial time to Board matters, serving as the Chairman of our Nominating and Corporate Governance Committee, and as a member of both our Compensation and Audit Committees.

Eric D. Hovde, age 47, joined our Board in November 2006. Mr. Hovde is the Chief Executive Officer and Portfolio Manager of Hovde Capital Advisors LLC, an SEC-registered investment adviser, which manages private investment funds and managed accounts focusing primarily on the financial services and real estate-related industry. As Portfolio Manager for Hovde Capital Advisors, Mr. Hovde is responsible for the investment strategy and day-to-day oversight of the portfolio investments managed by Hovde Capital Advisors.  In this capacity, Mr. Hovde provides the investment team with strategic direction and guidance in their investment decisions. He is also Chief Investment Officer of Hovde Private Equity Advisors LLC, a private equity firm also focused on the financial services industry. Mr. Hovde previously was the CEO of Hovde Financial, an investment banking organization that he co-founded focused on the mergers and acquisitions of banks and thrifts. In this capacity, he was involved in the negotiation, structuring, and consummation of countless private sector mergers and acquisitions, as well as numerous acquisitions from either the RTC or the FDIC on behalf of Hovde Financial’s clients. Mr. Hovde has also served as a director on numerous bank and thrift boards and currently serves as the Chairman of Sunwest Bancorp in Orange County, California and the board of Bay Bank, FSB in Lutherville, Maryland. Mr. Hovde has also served on the boards and various committees of both public and private companies.

Mr. Hovde’s career has provided him with an expertise in the financial services industry and the investment management areas and, as such, he has been featured on numerous occasions on financial television and in national print media publications—including CNBC, Bloomberg TV, and The Wall Street Journal. His familiarity and understanding of the interplay between the economy and the financial and real estate markets has provided him with a knowledgeable perspective enabling him to act in multiple capacities – that of an executive, an industry commentator, and a financial industry expert.

Mr. Hovde is also the co-founder and a trustee of The Eric D. and Steven D. Hovde Foundation, a non-profit organization that actively supports clinical research in search of a cure for Multiple Sclerosis, provides safe housing for women and children in need and charitable relief in devastated areas around the world. Mr. Hovde received his degrees in Economics and International Relations from the University of Wisconsin. He is licensed with FINRA as a registered representative and general securities principal.

John E. Callies, age 57, joined our board on July 23, 2010.  Mr. Callies was employed by IBM in various capacities for thirty-four years.  Most recently, he served as general manager of IBM Global Financing from 2004 until his retirement in June 2010. With operations in 55 countries supporting 125,000 clients, he led the world's largest information technology financing and asset management organization and Mr. Callies was responsible for business direction and management of a portfolio of nearly $35 billion in total assets. Previously, as vice president, marketing, On Demand Business for IBM, Mr. Callies had company-wide responsibility for all marketing efforts in support of On Demand Business, along with leading the marketing management discipline for IBM.  In 2003, Mr. Callies was appointed vice president, marketing and strategy, of IBM Systems Group.  Prior to that, beginning in 1996 when he was named general manager, small and medium business, IBM Asia Pacific Corporation, based in Tokyo, Japan, Mr. Callies has filled roles in marketing and marketing management.  In 1991 he was named general manager of IBM Credit Corporation’s end-user financing division, now called IBM Global Financing.  His career at IBM Credit Corporation began in 1985, when he progressed through various executive positions in sales and operations.  Mr. Callies is a former Chair of the Board of Governors of Fairfield Preparatory School in Fairfield, Connecticut and former member of the advisory board of Lehigh University.  He also serves on the Advisory Board of the Leeds School of Business at the University of Colorado. Mr. Callies is a 1976 graduate of Lehigh University.

Mr. Callies brings over thirty years of experience in the technology marketplace to the ePlus Board. In particular, his broad understanding of the computer reseller channel, financing and international markets will help the Company strengthen its position in the marketplace.

Proposal 2 – Approval of Performance Goals within our Executive Incentive Plan

(Proposal # 2 on Proxy Card)

On February 28, 2011, the Board approved, and on April 25, 2011 amended, the ePlus Executive Incentive Plan (or “EIP” also known herein as the “Cash Incentive Plan”), an annual cash bonus plan for executive officers, and the performance-based goals contained in Section 8(c) of the EIP, a copy of which is attached as Annex A.  "Covered Awards" issued under Section 8 of the EIP, which is discussed in more detail below, are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. Performance-based compensation is not subject to the disallowance of tax deductions for compensation in excess of $1 million per year paid to the chief executive officer or any of the next three highest paid executive officers, other than the chief financial officer, referred to as Covered Employees. In this proposal, we are asking our shareholders to approve the performance goals detailed in Section 8(c) of the EIP, referred to as the Performance Goals, and the other material terms of the EIP applicable to Covered Awards.

The plan is designed to retain or attract, and to provide additional incentive to executives having regard for their individual performance, business unit performance, contributions to the Company and other appropriate considerations.  The Board believes the EIP benefits shareholders because performance-based compensation:

•	establishes a shareholder-approved limit under the plan on the maximum annual bonus payable to the CEO and other elected officers;
•	permits compensation paid under the EIP to qualify for full tax-deductible treatment; and
•	motivates participants to meet or exceed the financial goals.

The following information summarizes the material terms of the Performance Goals and provides general information about the EIP. This summary may not contain all the information that may be important to you. The complete text of the EIP is set forth in Annex A to this proxy statement, and shareholders are urged to review it together with the following information, which is qualified in its entirety by reference to Annex A. The Performance Goals are set out in Section 8(c) to the EIP at page A-4 and Covered Awards are described in Section 8 beginning on page A-3 in Annex A.

Administration

The EIP is administered by our Compensation Committee. The Committee is composed solely of two or more outside directors (within the meaning of Code Section 162(m)).  The Committee has the right to select eligible participants, to construe the EIP, to interpret any provision thereof, to make rules and regulations relating to the EIP and to make administrative decisions regarding the EIP or any awards.  The EIP gives the Compensation Committee the authority to specify performance goals for executives, and awards are based upon the attainment of targets expressed in both the financial performance and individual performance components of the EIP. The EIP permits the Compensation Committee to make a discretionary, pro-rata award in the event an executive’s employment is terminated due to death, disability or (to the extent the respective performance criteria are met)  retirement.

Material Terms

The EIP is an annual cash bonus plan.  It provides an opportunity for selected employees, including the CEO and other executive officers, to earn an annual cash bonus based on an assessment of performance during the fiscal year or other performance period determined by the Compensation Committee as measured against individual and organizational goals. In addition, Section 8(c) of the EIP, which applies to Covered Awards to Covered Employees, is intended to impose shareholder-approved Performance Goals and thereby to preserve our federal income tax deduction for compensation paid under the EIP.

A discussion of the material terms of the Performance Goals set forth in Section 8(c) and the other material terms of the EIP applicable to Covered Awards follows, including a summary of:

•	eligible employees;
•	business criteria upon which the Performance Goals are based;
•	maximum amount of compensation that may be paid to an executive officer for a year in which the Performance Goals are met; and
•	bonus determinations in general.

Eligibility

Participation in the EIP will be granted, in the Committee’s discretion, to executive officers of ePlus inc. and its subsidiaries.  An executive must be employed by the Company at the end of the fiscal year for which the payment is earned, except as set forth in an individual’s employment agreement or otherwise provided in the EIP.  Nothing in the EIP prevents a participant from being included in any other employee benefit or stock option or purchase plan of the Company or from receiving other compensation.

Business Criteria, including Performance Goals, applicable to Covered Awards

The EIP sets forth certain provisions applicable only to “Covered Awards”.  A Covered Award must be so designated at the time of the grant, and may be made to executives who are, or are expected to be, a “Covered Employee” within the meaning of Internal Revenue Code Section 162(m).  Covered Awards must be subject to the achievement of one or more pre-established Performance Goals, which are defined within the EIP as one or more of the following: revenue, sales, net income, net earnings (including earnings before taxes and/or interest), earnings per share, return on total capital, return on equity, cash flow, operating profit and margin rate.  Performance Goals may be applied to the Company as a whole or a business unit or affiliate and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, a previous year’s results or a designated comparison group, as specified by the Compensation Committee in the award.   The Performance Goals are subject to adjustment to the extent consistent with Internal Revenue Code Section 162(m) and generally accepted accounting principles to remove the effect of charges for restructurings, discontinued operations, and certain extraordinary unusual or infrequent items, incentive compensation accrued under the Plan and effects from acquisitions.  At the time of granting a Covered Award, the Compensation Committee may also determine to exclude the effect of certain litigation matters and specific non-cash charges such as goodwill impairments.

The Compensation Committee must establish objective performance criteria for a Covered Award during the first 90 days of a performance period and before 25% of the performance period has elapsed.  The maximum amount payable to a Covered Employee under the EIP for any fiscal year is $500,000.  No payment shall be made to a Covered Employee pursuant to a Covered Award unless and until the Compensation Committee has certified in writing that the respective Performance Goal has been met.   The Compensation Committee has discretion to reduce the amount payable under a Covered Award, but may not increase the amount payable under such an award after the performance criteria have been established.

Bonus Determinations in General

The EIP also permits awards other than Covered Awards.  Amounts awarded under awards other than Covered Awards are derived from an evaluation of a number of factors, all of which are subject, along with any Covered Awards, to the same maximum amount payable described above. The Committee will determine the corporate, unit and individual performance objectives to be achieved for such other awards.  Awards in the form of annual cash payments will be based on the level of attainment of the applicable performance objectives.  The criteria upon which the performance goals shall be based for such other awards will be determined at the discretion of the Committee.

The award amount payable is a percentage of base salary based on the level of attainment of the applicable performance goals as set forth in the participant’s award agreement. Subject to limitations described above as to Covered Awards, the amount of incentive compensation generated by the target percentage is adjusted upwards or downwards after assessment of organizational performance as well as an individual’s contribution to that performance.

Payments are generally made to participants within three months after the end of the fiscal year for which the Performance Goal has been established and no later than the beginning of the following fiscal year.  Additionally, the EIP provides that cash payments are subject to recovery by the Company to the extent required by the Dodd-Frank Act and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder.

Awards under the EIP to the individuals and groups listed below are not determinable at this time because award calculations will depend, in part, upon performance in fiscal 2012. Amounts listed in the table below reflect awards made under the Executive Incentive Plan for the 2011 fiscal year based on target levels of financial performance and individual objectives in fiscal 2011.   Directors who are not employees are not eligible to receive awards under the EIP.

Name	Dollar Value ($)	Number of Units
Phillip G. Norton	280,000	N/A
Chairman, President and Chief Executive Officer

Bruce M. Bowen	165,000	N/A
Executive Vice President, Director

Elaine D. Marion	162,500	N/A
Chief Financial Officer

Mark P. Marron	225,000	N/A
Chief Operating Officer

Steven J. Mencarini	137,500	N/A
Senior Vice President

Executive Group	970,000	N/A

Non-Executive Director Group	N/A	N/A

Non-Executive Officer Employee Group	N/A	N/A

Required Number of Votes and Consequence of Vote

The affirmative vote of a majority of the shares present and entitled to vote either in person or by proxy by holders of shares of our common stock at the 2011 Annual Meeting is needed to approve the Performance Goals and other material terms of the EIP applicable to Covered Awards under the EIP. If shareholders approve the Performance Goals and other material terms of the EIP applicable to Covered Awards under the EIP, the Company will have the ability to issue Covered Awards under the EIP.

If shareholders do not approve the Performance Goals and other material terms of the EIP applicable to Covered Awards under the EIP, the Company will be able to make awards under the EIP, but will not be able to award Covered Awards, and, therefore, the awards may not be fully tax-deductible under Section 162(m).

Term, Amendment and Non-Exclusivity

The EIP is effective for the fiscal year beginning April 1, 2011, and the ability to award Covered Awards is subject to approval of the Performance Goals and other material terms of the EIP applicable to Covered Awards under the EIP by the shareholders at the 2011 Annual Meeting. The EIP has no stated term.

The Board has the right to terminate or amend the EIP, without shareholder approval, at any time and for any reason. We also may adopt other bonus or incentive plans.

Tax Considerations

As stated above and subject to the shareholder approval requested, any Covered Awards under the EIP are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and be fully deductible by us. Generally, and subject to the Internal Revenue Code and the shareholder approval requested, we will be entitled to a federal income tax deduction when amounts paid related to Covered Awards under the EIP are includible in an executive’s taxable income. Amounts paid under the EIP are taxable income to the executive when they are received.

The Board unanimously recommends a vote FOR the approval of the Performance Goals
Within the ePlus Executive Incentive Plan and other material terms of the EIP applicable to Covered Awards under the EIP.

Proposal 3 – Advisory Vote on Named Executive Officer Compensation

(Proposal # 3 on Proxy Card)

Our Board of Directors proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal).  We recognize the interest our shareholders have in the compensation of our executives, and we are providing this advisory proposal in recognition of that interest and as required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, also known as “the Dodd-Frank Act.”

As described in detail under the heading “Compensation Discussion and Analysis,” our named executive officer compensation program is designed to attract, motivate, and retain our named executive officers, while ensuring alignment of their interests with shareholders’ interests.  Our named executive officers are critical to our success, and our compensation program is designed to reward them for their service to the Company, the achievement of specific performance goals, and the realization of increased shareholder value.  The Compensation Committee reviews the compensation programs for our named executive officers, at least annually, to ensure the fulfillment of our compensation philosophy and goals.  The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to the Company’s recent and long-term success.

Please read the “Compensation Discussion and Analysis,” beginning on page 17, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, and the summary compensation table and other related compensation tables and narrative, beginning on page 24, which provide detailed information on the compensation of our executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement.  Accordingly, we will ask our shareholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related compensation tables and narrative disclosure, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board.  However, we value the opinion of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board unanimously recommends a vote FOR the approval of the advisory resolution on the compensation of our named executive officers.

Proposal 4 – Advisory Vote on the Frequency of an Advisory Vote on Named Executive Officer Compensation

(Proposal # 4 on Proxy Card)

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on executive compensation, such as Proposal 3 included on page 39 of this proxy statement, at our future annual meetings of shareholders. Under this Proposal 4, shareholders may vote to have the advisory vote on executive compensation every year, every two years or every three years.

After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for us, and, therefore, our Board recommends that you vote for a one-year interval for the future advisory vote on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on named executive officer compensation will allow our shareholders to provide us with their direct and timely input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

Pursuant to the Dodd-Frank Act, the vote on the frequency of the advisory vote on executive compensation is advisory only, and it is not binding on the Company or on our Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board will carefully consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.

Although the Board recommends an advisory vote on executive compensation every year, shareholders are not voting to approve or disapprove the Board’s recommendation.  Shareholders will be able to specify one of four choices for this Proposal 4 on the proxy card: one year, two years, three years or abstain.

The Board unanimously recommends a vote for the option of “ONE YEAR” as the frequency with which shareholders are provided an advisory vote on executive compensation.

Proposal 5 – Ratification of The Appointment of Deloitte & Touche LLP as Our Independent Auditors for Our Fiscal Year Ending March 31, 2012

(Proposal # 5 on Proxy Card)

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, or “Deloitte”, as the Company’s independent auditor for the fiscal year ending March 31, 2012. Deloitte has served as the Company’s independent auditors since 1990, and is an independent registered public accounting firm.

Neither the Company’s Bylaws nor other governing documents or law require shareholder ratification of the appointment of Deloitte as the Company’s independent auditors. However, the Company is submitting the appointment of Deloitte to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time if they determine that such a change would be in the best interest of the Company and its shareholders.

Representatives of Deloitte are expected to attend the annual meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

Auditor’s Fees

With respect to the fiscal years ended March 31, 2010, and March 31, 2011, the aggregate fees billed by Deloitte were as follows:

	Fiscal 2011 ($)	Fiscal 2010 ($)
Audit Fees	1,120,000	1,000,000
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	2,200	2,200
TOTAL FEES	1,122,200	1,002,200

Audit-Related Fees. There were no audit-related fees billed by Deloitte for the fiscal years ended March 31, 2011 or 2010.

Tax Fees. There were no fees billed by Deloitte for tax-related services rendered for the fiscal years ended March 31, 2011, or 2010.

All Other Fees. There were other fees billed by Deloitte for an annual license to online resources in the amount of $2,200.

There were no non-audit related services provided by Deloitte during the last two fiscal years. The Audit Committee pre-approves all auditing services (which may entail providing comfort letters in connection with securities underwriting), and all non-audit services provided to us by Deloitte, subject to a de minimis exception as set forth by the SEC.

Vote Required

To be approved, Proposal 5, ratification of appointment of independent auditors, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

The Board unanimously recommends voting FOR ratification of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending March 31, 2012.

REPORT OF THE AUDIT COMMITTEE

The primary role of the Audit Committee, as more fully described in its charter, is to assist the Board of Directors in its oversight of our corporate accounting and financial reporting process and to interact directly with and evaluate the performance of our independent auditors. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent integrated audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB.

In the performance of its oversight function, the Audit Committee has reviewed the audited consolidated financial statements for the fiscal year ended March 31, 2011, and has met with both management and Deloitte & Touche LLP to discuss those financial statements. The Audit Committee has discussed with Deloitte & Touche LLP those matters related to the conduct of the audit that are required to be communicated by the independent auditors to the Audit Committee, including, as set forth in Statements of Auditing Standards No. 114 (as adopted by the PCAOB in Rule 3200T), Deloitte & Touche LLP’s judgments as to the quality, not just the acceptability, of our accounting principles.

The Audit Committee met separately with the independent auditors, without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.

The Audit Committee has received from Deloitte & Touche LLP the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. The Audit Committee has also reviewed and considered whether the provision of other non-audit services by Deloitte & Touche LLP is compatible with maintaining the auditors’ independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements of ePlus inc. for the fiscal year ended March 31, 2011, be included in the Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on June 10, 2011.

The Audit Committee

Terrence O’Donnell, Chairman
John E. Callies
C. Thomas Faulders III
Lawrence S. Herman

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ANNEX A

ePlus inc.
Executive Incentive Plan
Effective with the Fiscal Year beginning April 1, 2011

1.	Purpose

The ePlus inc. Executive Incentive Plan (the "Plan") is designed to provide additional incentive for Executive employees of ePlus inc. (the "Company") and its subsidiaries by awarding performance-based cash incentive compensation. Such awards will be designed to retain or attract, and to provide additional incentive to Executives having regard for their individual performance, business unit performance, contributions to the Company and other appropriate considerations.

2.	Administration

(a)      The Plan shall be administered by the ePlus Compensation Committee which consists of select members of the Board of Directors of the Company, each of' whom qualifies as a "non-employee director" within the meaning of Rule 16b-3 ("Rule 16b3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (directors meeting both such requirements being hereinafter referred to as "Qualified Directors"), which Compensation Committee shall be composed of not less than the minimum number of Qualified Directors from time to time required by Rule 16b-3 or Section 162(m). The Compensation Committee shall have full authority to establish rules for the administration of the Plan and to make administrative decisions regarding the Plan or awards hereunder. The Compensation Committee may delegate its functions hereunder to the extent consistent with applicable law.

(b)       Determination binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any award, or any award agreement or certificate shall be with and in the sole discretion of the Compensation Committee, may be made at any time, and shall be final, conclusive, and binding upon all person, including the Company, any subsidiary, any participant, any holder or beneficiary of any award, and any employee of the Company or any subsidiary.

(c)       Section 409A. Awards under the Plan are intended to either comply with or meet an exception from the requirements of Code Section 409A and the Plan shall be so administered and interpreted. The deferral of receipt of any Award under Section 8(e) shall be permitted only at such time and under such procedures as comply with Code Section 409A.  References to a termination of employment under the Plan shall mean the date of a “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i).  If the participant is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) at the time of the participant’s termination of employment, any nonqualified deferred compensation subject to Code Section 409A that would otherwise have been payable under this Plan as a result of, and within the first six (6) months following, the participant’s “separation from service” and not by reason of another event under Section 409A(a)(2)(A), will become payable six (6) months and one (1) day following the date of the participant’s separation from service or, if earlier, the date of participant’s death.

3.	Awards

(a)      Determination of Participation and Award Amounts. The Compensation Committee will determine participants in the Plan and the terms and amounts of each participant's minimum, target and maximum award opportunities hereunder.

(b)       Award Type. Incentives shall be awarded in the form of annual cash payments of specified percentages of base salary, which are paid based upon the achievement of pre-established annual corporate, unit and/or individual performance objectives.

(c)       Earning Awards. Awards shall be paid hereunder to the extent the Company and the participant, achieve Performance Goals as specified by the Compensation Committee.  "Performance Goals" under the Plan will be established by the Compensation Committee prior to the time the grant is made and is based upon the attainment of targets expressed in both the financial performance and the individual performance (MBO) components of the plan.  Each participant's award opportunity shall be computed based upon a percentage of such participant's annual base salary and shall be denominated in cash in a proportion as determined by the Compensation Committee. Each award agreement will identify the minimum, target and maximum levels of performance required for payment of the related award.

(d)       Award Period. The Compensation Committee shall fix the period during which performance is to be measured and the time at which the value of the annual incentive is to be paid.

(e)       Payment Date.  Except in cases of death or disability, an award for a fiscal year shall be paid in a lump sum as soon as practicable after the end of the fiscal year for which earned and no later than the next December 31st following such fiscal year.

(f)       Adjustment of Awards.  In the event it is determined that an award was paid based on incorrect financial results, the Compensation Committee will review such payment.  If the amount of the payment would have been lower had the level of achievement of applicable financial performance goals been calculated based on the correct financial results, the Compensation Committee may, in its sole discretion, adjust (i.e., lower) the amount of such payment so that it reflects the amount that would have applied based on the correct financial results and, to the extent permitted by applicable law, require the reimbursement by the participant of any amount paid to or received by the participant with respect to such award.  Additionally, cash payments under this Plan are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder.

4.	Participants

Nothing in the Plan shall prevent a participant from being included in any other employee benefit or stock option or purchase plan of the Company or from receiving any other compensation provided. Neither the Plan nor any action taken thereunder shall be understood as giving any person any right to be retained in the employ of the Company or any subsidiary, nor shall any person (including participants in a prior year) be entitled as of right to be selected as a participant in the Plan any subsequent year.

5.	Amendment/Termination of the Plan

The Compensation Committee may amend, suspend, or terminate the Plan in whole or in part at any time; provided, however, that if in the judgment of the Committee such amendment or other action would have a material effect on the Plan, such amendment or other action must be taken by the Board of Directors.

6.	Termination of Employment; Transfer Restrictions

(a)       In the event of a conflict between this Executive Incentive Plan and an individual's Employment Agreement, the terms of the Employment Agreement shall prevail. Furthermore, the Employment Agreement shall control in any matter on which this Executive Incentive Plan is silent.

(b)       Except as otherwise provided in this Section 6, to be entitled to payment of an award, an Executive must remain in employment with the Company as of the end of the fiscal year for which an incentive payment is earned.  If a participant's employment with the Company terminates due to death or disability, the Compensation Committee may in its discretion make a payment to the participant or his beneficiary, as the case may be, up to an amount equal to the value of the target award for the relevant performance period in which the termination occurs, multiplied by a fraction, the numerator of which is the number of months (including partial months) in the period beginning on the first day of the relevant performance period and ending with the date as of which the participant's employment with the Company so terminated, and the denominator of which is the number of months in such performance period.  Any such payment shall be made in a lump sum within sixty (60) days of the date of termination of the participant's employment due to death or disability.  If a participant's employment with the Company terminates due to retirement, the Compensation Committee may in its discretion make a payment to the participant up to an amount equal to the value of the award that otherwise would have been received based on the extent to which performance criteria are determined to have been met by the Compensation Committee, multiplied by a fraction, the numerator of which is the number of months (including partial months) in the period beginning on the first day of the relevant performance period and ending with the date as of which the participant's employment with the Company so terminated, and the denominator of which is the number of months in such performance period.  Any such payment shall be made at the time the payment would have been made had there been no termination of employment due to retirement.

(c)       Awards under the Plan are unfunded obligations of the Company.  No award, and no right under any award shall be assignable, alienable, saleable, or transferable by a participant other than by will or by the laws of descent and distribution. Each award, and each right under any award, shall be payable only to the participant, or, if permissible under applicable law, to the participant's guardian or legal representative and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company.

7.	Effectiveness

The Plan shall become effective on the date it is approved by the current sitting Chairman of the Compensation Committee as indicated by his signature on this plan document (the "Effective Date").

8.	Criteria

(a)       Covered Employees. The provisions of this Section 8 shall be applicable to awards under the Plan to "Covered Employees" if the Compensation Committee so provides at the time of grant (such awards being referred to as "Covered Awards"). For purposes of this Section 8, "Covered Employees" means participants in the Plan who are designated by the Committee prior to the grant of an award hereunder who are, or are expected to be at the time taxable income will be realized with respect to the award, "Covered Employees" with the meaning of Section 162(m) of the Code.

(b)       Determinations. Covered Awards shall be made subject to the achievement of one or more pre-established Performance Goals (as defined below), in accordance with procedures to be established by the Committee from time to time. Notwithstanding any provision of the Plan to the contrary, the Compensation Committee shall not have discretion to waive or amend such Performance Goals or to increase the amount payable pursuant to Covered Awards after the Performance Goals have been established; provided, however, that the Compensation Committee may, in its sole discretion, reduce the amount that would otherwise be payable with respect to any Covered Award.

(c)       Performance Goals. For purposes of Section 8, "Performance Goals" shall mean one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or affiliate, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Compensation Committee in the Award:  revenue, sales, net income, net earnings (including earnings before taxes and/or interest), earnings per share, return on total capital, return on equity, cash flow, operating profit and margin rate, subject to adjustment, to the extent consistent with Code Section 162(m) and generally accepted accounting principles, to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise and to exclude incentive compensation accrued under the plan for the fiscal year and any income, gain, or loss  attributable to the business operations of any entity acquired by the Company during the fiscal year.  The Committee may also determine, at the time of grant, to exclude the effect of legal fees and income relating to litigation matters, and specific non-cash charges, such as goodwill impairments.  The performance criteria must meet the objectively determinable requirements of the Section 162(m).  Additionally, the performance criteria must be established by the Compensation Committee prior to the time the grant is made and during the first 90 days of the performance period and before 25% of the performance period has elapsed.

(d)       Written Certification; Maximum Annual Award.  No payment shall be made pursuant to a Covered Award unless and until the Compensation Committee shall have certified in writing that the applicable Performance Goals have been attained.  The maximum amount payable pursuant to a particular Covered Employee under this Plan for any fiscal year shall be $500,000.

(e)       Shareholder Approval.  The material terms of the Plan, including the Performance Goals listed in Section 8(c) under one or more of which the compensation is to be paid as a Covered Award, must be disclosed to and approved by shareholders of the Company.  The Covered Award must be subject to such shareholder approval of the Plan.

(f)       Deferrals.  The Compensation Committee may from time to time establish procedures pursuant to which Covered Employees will be permitted or required to defer receipt of awards under the Plan.

(g)       Composition of the Compensation Committee.  Notwithstanding any other provision of the Plan, for all purposes involving Covered Awards, the Compensation Committee shall consist of at least three members of the Board, each of whom is an "outside director" within the meaning of Section 162(m).